                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    FILED BY THE REGISTRANT  /X/

    FILED BY A PARTY OTHER THAN THE REGISTRANT  / /

    CHECK THE APPROPRIATE BOX:
    / /  PRELIMINARY PROXY STATEMENT
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                      LEXMARK INTERNATIONAL GROUP,
                                      INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                       LEXMARK INTERNATIONAL GROUP, INC.

                            ONE LEXMARK CENTRE DRIVE

                           LEXINGTON, KENTUCKY 40550

March 26, 1998

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Lexmark International Group, Inc., which will be held on Thursday, April 30, 1998, at 10:00 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

    The attached notice of meeting and proxy statement describe the matters to be acted upon at the meeting. I would like to focus your attention on the request for your approval of the Stock Incentive Plan, as amended and restated. Your Board of Directors and management believe strongly that the success of the Company is due in large part to the significant portion of overall compensation that the Company's management receives from stock based incentives, which closely align management's interests with those of our stockholders, and that these stock based incentives enable the Company to continue to attract and retain extremely well qualified and talented individuals. In order to be able to continue these stock based compensation programs, we need your approval of an increase in the number of shares available for such programs, and we ask that you approve an increase of approximately 3,000,000 shares. In addition, your approval of these amendments will enable the Company to take full advantage of tax deductions available for executive compensation. The details of this and the other proposed amendments to the Stock Incentive Plan are described in the Proxy Statement and the full text of the Stock Incentive Plan, as amended and restated, is included in the Proxy Statement as Exhibit A.

    It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to complete the enclosed proxy and return it in the envelope provided.

    I look forward to seeing you on April 30.

                                                        Sincerely,

                                                    /s/ Marvin L. Mann
                                                      Marvin L. Mann
                                             CHAIRMAN OF THE BOARD AND CHIEF
                                                    EXECUTIVE OFFICER

                       LEXMARK INTERNATIONAL GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          ON THURSDAY, APRIL 30, 1998

March 26, 1998

To the Stockholders:

    The Annual Meeting of Stockholders of Lexmark International Group, Inc. (the "Company") will be held on Thursday, April 30, 1998, at 10:00 a.m. at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the following purposes:

        1. To elect three Directors for terms expiring in 2001;

        2. To approve the Company's Stock Incentive Plan, as amended and restated; and

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on March 13, 1998 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at the Company's offices at Six Concourse Parkway, Suite 1900, Atlanta, Georgia 30328-5346 for a period of ten days prior to the meeting.

                                          By Order of the Board of Directors

                                          /s/ Vincent J. Cole

                                          Vincent J. Cole
                                          SECRETARY

    PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                       LEXMARK INTERNATIONAL GROUP, INC.
                            ONE LEXMARK CENTRE DRIVE
                           LEXINGTON, KENTUCKY 40550

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lexmark International Group, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company on Thursday, April 30, 1998, to be held at 10:00 a.m. at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339. This Proxy Statement and accompanying form of proxy are being mailed to stockholders beginning on or about March 26, 1998. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 is enclosed.

    Only stockholders of record at the close of business on March 13, 1998 will be entitled to vote at the meeting. As of such date, there were 68,294,456 shares (excluding shares held in treasury) of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), issued and outstanding. Each share of Class A Common Stock entitles the holder to one vote.

    The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company written revocation or a proxy bearing a later date, or by attending and voting in person at the Annual Meeting.

    The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mail, proxies may be solicited by directors, officers and regularly engaged employees of the Company. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

    Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and the inspectors will determine whether a quorum is present. The Directors to be elected at the meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from a nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

    Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of the Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding other proposals. The affirmative vote of a majority of the shares of Class A Common Stock present in person or by proxy is required to approve the Company's Stock Incentive Plan, as amended and restated. Abstentions on proposals that require the approval of a majority of the shares of Class A Common Stock present in person or by proxy and entitled to vote will have the effect of a vote against such proposals.

    If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and, thus, will not be counted in determining whether that matter receives a majority of the shares of Class A Common Stock present and entitled to vote at the meeting.

                             ELECTION OF DIRECTORS

    Action will be taken at the 1998 Annual Meeting to elect three Class I Directors to serve until the 2001 Annual Meeting of Stockholders. The nominees, as well as the Class II and Class III Directors who are continuing to serve, are listed below together with certain information about each of them. The nominees for election at the 1998 Annual Meeting of Stockholders are Frank T. Cary, Paul
J. Curlander and Martin D. Walker. Mr. Cary has been a Director since March 1991 and was elected by the stockholders in October 1995 to serve as a Class I director with a term expiring at the 1998 Annual Meeting of Stockholders. Dr. Curlander and Mr. Walker were elected to the Board of Directors by action of the Board on February 13, 1997 for terms expiring at the 1998 Annual Meeting of Stockholders.

    Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

CLASS I (TERM ENDING 2001)

    Mr. Frank T. Cary, age 77, has been a director of the Company since March 1991. Mr. Cary retired as Chief Executive Officer of International Business Machines Corporation ("IBM") in January 1981. Mr. Cary currently serves as a director of Celgene Corporation, Cygnus Therapeutic Systems, ICOS Corporation, Lincare, Inc., SPS Transaction Services, Inc., Teltrend Inc., Vion Pharmaceuticals and SEER Technologies, Inc.

    Dr. Paul J. Curlander, age 45, has been a Director of the Company since February 1997. Since February 1997, Dr. Curlander has been President and Chief Operating Officer of the Company, and from January 1995 to February 1997 he was Executive Vice President, Operations of Lexmark International, Inc. ("Lexmark International"). In 1993, Dr. Curlander became a Vice President of Lexmark International, and from 1991 to 1993 he was General Manager of Lexmark International's printer business.

    Mr. Martin D. Walker, age 65, has been a Director of the Company since February 1997. Mr. Walker retired as Chairman and Chief Executive Officer of the M.A. Hanna Company. He served as Chairman and Chief Executive Officer of the M.A. Hanna Company from September 1986 until December 1996, and then continued as Chairman of the Board until June 30, 1997 when he retired. Mr. Walker is also a director of Comerica, Inc., The Goodyear Tire & Rubber Co., M.A. Hanna Company, Meritor Automotive, Inc., Reynolds & Reynolds Company, Textron, Inc., and The Timken Company.

    The Company wishes to express its gratitude and appreciation for the expertise Sir Roderick H. Carnegie, a Class I director who is not seeking re-election to the Board when his term expires at the 1998 Annual Meeting, brought to the Board of Directors and the significant contributions he made to the progress of the Company since joining the Board in October 1994.

    The following information on Class II and Class III Directors is submitted concerning the other Directors of the Company whose election is not being sought at this meeting and whose terms of office will continue after the 1998 Annual Meeting of Stockholders.

CLASS II (TERM ENDING 1999)

    Mr. B. Charles Ames, age 72, has been a Director of the Company since March 1991. Since prior to 1991, Mr. Ames has been a principal of Clayton, Dubilier & Rice, Inc. ("CD&R") and a general partner of Clayton & Dubilier Associates IV Limited Partnership ("Associates IV"), the general partner of The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D Fund IV"). Mr. Ames was previously Chairman and Chief Executive Officer of Reliance Electric Company, Uniroyal Goodrich Tire Company and Acme Cleveland Corporation. Mr. Ames is the Chairman of WESCO Distribution, Inc. and its parent, CDW Holding Corp, each of which is a corporation in which C&D Fund IV has an investment, and Riverwood International Corp. and its parent, Riverwood Holding, Inc., a corporation in which The Clayton, Dubilier & Rice Private Equity Fund V Limited Partnership ("CD&R Fund V") has an investment. Mr. Ames also serves as a director of M.A. Hanna Company and The Progressive Corporation.

    Mr. Donald J. Gogel, age 49, has been a Director of the Company since March 1991. Mr. Gogel is President of CD&R and, since prior to 1991, has been a principal of CD&R and a general partner of Associates IV, the general partner of C&D Fund IV. Mr. Gogel is a director of A.P.S., Inc. and its parent, APS Holding Corporation, Alliant Foodservice, Inc. and its parent, CDRF Holding, Inc., and Global Decisions Group LLC, each of which is a corporation in which C&D Fund IV has an investment, and Kinko's Inc., in which CD&R Fund V has an investment. Mr. Gogel also serves as a director of TurboChef, Inc.

    Mr. Ralph E. Gomory, age 68, has been a Director of the Company since March 1991. Since 1989, Mr. Gomory has served as President of the Alfred P. Sloan Foundation. Prior to such time, Mr. Gomory was Senior Vice President for Science and Technology at IBM. Mr. Gomory also serves as a director of Ashland Inc., The Bank of New York, The Washington Post Company and Polaroid Corporation.

    Mr. Marvin L. Mann, age 64, has been Chairman of the Board and Chief Executive Officer of the Company since March 1991, and from March 1991 through February 1997 he was also President of the Company. Prior to such time, Mr. Mann held numerous positions with IBM. During his IBM career, Mr. Mann held a number of executive positions including President of the Information Products Division, President of the Service Sector Division and President and Chief Executive Officer of the Satellite Business Systems. He was elected an IBM Vice President in 1985. Mr. Mann also serves on the Board of Directors of M.A. Hanna Company and Imation Corporation and is a member of the board of trustees of Fidelity Investments.

CLASS III (TERM ENDING 2000)

    Mr. Michael J. Maples, age 55, has been a Director of the Company since February 1996. Until July 1995, Mr. Maples was Executive Vice President of the Worldwide Products Group and a member of the Office of the President of Microsoft Corporation. Mr. Maples, who joined Microsoft in 1988, has over 30 years of experience in the computer industry. Before joining Microsoft he was Director of Software Strategy for International Business Machines Corporation ("IBM"). Mr. Maples also serves as a director of J. D. Edwards & Co.

    Mr. Stephen R. Hardis, age 62, has been a Director of the Company since November 1996. Mr. Hardis is Chairman and Chief Executive Officer of Eaton Corporation which he joined in 1979 as Executive Vice President--Finance and Administration. He was elected Vice Chairman and designated Chief Financial and Administrative Officer in 1986. He became Chief Executive Officer of Eaton Corporation in September 1995 and Chairman in January 1996. Mr. Hardis also serves as a director of KeyCorp, Nordson Corporation and The Progressive Corporation.

    Mr. William R. Fields, age 48, has been a Director of the Company since December 1996. Mr. Fields joined Hudson's Bay Company in June 1997 as a member of the Board of Directors and as President and Chief Executive Officer. Previously, he was Chairman and Chief Executive officer of Blockbuster Entertainment Group, a division of Viacom, Inc. Mr. Fields has also held numerous positions with Wal-Mart, Inc., which he joined in 1971. He left Wal-Mart in March 1996 as President and Chief Executive Officer of Wal-Mart Stores Division, and Executive Vice President of Wal-Mart, Inc.

COMPOSITION OF BOARD AND COMMITTEES

    The Company's Third Restated Certificate of Incorporation divides the Board of Directors into three classes. Of the eleven members of the Board of Directors, four have been elected as Class I Directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 1998; four have been elected as Class II Directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 1999 and three have been elected as Class III Directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 2000. At each succeeding Annual Meeting of Stockholders, the respective successors of the Directors whose terms are expiring shall be elected for terms expiring at the Annual Meeting of Stockholders held in the third succeeding year. Directors may only be removed from the Board for cause.

    The Board of Directors held five meetings during 1997. All members of the Board attended at least 75% of the meetings of the Board and committees of the Board on which they served, except Mr. Gomory who attended 60% of the Board and committee meetings.

    The Board has four standing committees: an Executive Committee, a Finance and Audit Committee, a Compensation and Pension Committee and a Corporate Governance and Public Policy Committee.

    The Executive Committee consists of Messrs. Ames, Cary, Mann and Walker, with Mr. Mann serving as Chairman. Mr. Gogel served on this Committee until February 1997. The Executive Committee is responsible for overseeing the management of the property, affairs and business of the Company and has been delegated authority to exercise the powers of the Board during intervals between Board meetings. The Committee did not meet during 1997.

    The Finance and Audit Committee consists of Messrs. Cary, Fields, Maples and Sir Roderick Carnegie, with Mr. Cary serving as Chairman. Mr. Gomory served on this Committee until February 1997. The Finance and Audit Committee is responsible for recommending the actions and policies relating to the capital structure of the Company and the borrowing and repayment of funds by the Company; recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviewing the scope and results of the audit with the independent accountants; reviewing with management and the independent accountants the Company's year-end operating results; considering the adequacy of the internal auditing, accounting and control procedures of the Company; and reviewing the non-audit services, if any, to be performed by the independent accountants and considering the effect of such service on the accountants' independence. The Committee held seven meetings during 1997.

    The Compensation and Pension Committee consists of Messrs. Ames, Gomory, Hardis and Walker, with Mr. Ames serving as Chairman. Mr. Andrall E. Pearson served as Chairman of this Committee until his resignation from the Board in February 1997. The Compensation and Pension Committee is responsible for the review, recommendation and approval of compensation arrangements for Directors and executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company and its subsidiaries, including the Lexmark Retirement Plan and Lexmark Savings Plan. The Committee held five meetings during 1997.

    The Corporate Governance and Public Policy Committee consists of Messrs. Gogel, Gomory and Mann, with Mr. Gomory serving as Chairman. Mr. Cary served on this Committee until February 1997 and Mr. Joseph L. Rice, III served on this Committee as Chairman until his resignation from the Board in February 1997. The Corporate Governance and Public Policy Committee is responsible for the nomination of persons for election to the Board and other matters concerning Directors' practices and issues of corporate public responsibility. The Corporate Governance and Public Policy Committee will consider nominees recommended by stockholders. The Committee did not meet during 1997.

COMPENSATION OF DIRECTORS

    The Company's policy is to not pay compensation to those Directors who are also employees of the Company or any of its subsidiaries or affiliated with C&D Fund IV or any other principal stockholder of the Company. All Directors are, however, reimbursed for expenses incurred in attending Board and committee meetings.

    The nonemployee Directors of the Company who are not affiliated with C&D Fund IV or any other principal stockholder of the Company receive an annual retainer of $25,000, a daily attendance fee of $2,500 for attendance at Board and/or committee meetings and $750 per meeting for participation in telephonic meetings. Any such nonemployee Director who serves as a chairperson of a committee will also receive an annual retainer of $2,500. In addition, such nonemployee Directors will be eligible to participate in the Nonemployee Director Stock Plan described below. All Eligible Directors received an Annual Award (as defined below) in 1997 of options to purchase 5,000 shares (or proportionately less for those Directors with less than one year of service at the time of grant). It is currently anticipated that Annual Awards will continue to be made in order to attract, retain and motivate the best qualified Directors and to enhance a long-term mutuality of interest between the Company's Directors and stockholders.

NONEMPLOYEE DIRECTOR STOCK PLAN

    Under the Company's Nonemployee Director Stock Plan (the "Director Plan"), upon election to the Board, each director of the Company who is not also an employee of the Company or its subsidiaries or affiliated with C&D Fund IV or any other principal stockholder (each, an "Eligible Director") will receive a one-time grant of options to purchase 10,000 shares (unless another number is determined by the Board at the time of such grant) of Class A Common Stock at a purchase price per share equal to the fair market value of a share of Class A Common Stock on the date of grant (the "Initial Award"). Each Eligible Director may, at the discretion of the Board, also be granted one or more option awards after the Initial Award (each an "Annual Award").

    In addition, each Eligible Director may elect to defer payment of all or a portion of the annual retainer, attendance and meeting fees (the "Annual Fees") and to receive in lieu thereof a grant of deferred stock units equal to the amount of Annual Fees so deferred, divided by the fair market value of a share of Class A Common Stock on the date of grant of the deferred stock units.

                        SECURITY OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

    The following table furnishes certain information, to the best knowledge of the Company, as of March 13, 1998, as to the shares of Class A Common Stock beneficially owned by (i) each Director of the Company, (ii) the Chief Executive Officer and the four other most highly compensated officers of the Company,
(iii) all Directors and executive officers of the Company as a group and (iv) each person owning beneficially more than 5% of the outstanding shares of Class A Common Stock. Except as otherwise indicated, the address of each person listed below is the address of the Company.

                                                          AMOUNT AND NATURE           PERCENTAGE
BENEFICIAL OWNER                                       OF BENEFICIAL OWNERSHIP         OF CLASS
--------------------------------------------------  -----------------------------  -----------------
The Clayton & Dubilier Private Equity                                                           %
  Fund IV Limited Partnership (1).................            6,654,829                     9.74
  270 Greenwich Avenue,
  Greenwich, CT 06830
B. Charles Ames(2)................................            6,679,829                     9.78
William A. Barbe(2)...............................            6,654,829                     9.74
Donald J. Gogel(2)................................            6,654,829                     9.74
Leon J. Hendrix, Jr.(2)...........................            6,654,829                     9.74
Hubbard C. Howe(2)................................            6,654,829                     9.74
Joseph L. Rice, III(2)............................            6,654,829                     9.74
Leeway & Co.(3)...................................            3,017,265                     4.42
Mellon Bank, N.A.,(4)
  as trustee for First Plaza Group Trust..........            3,049,748                     4.47
  One Mellon Bank Center,
  Pittsburgh, PA 15258
Barclays Global Investors, N.A.(5)................            3,529,051                     5.17
  45 Fremont Street,
  San Francisco, CA 94105
The Capital Group Companies, Inc. (6).............            3,525,000                     5.16
  333 South Hope Street,
  Los Angeles, CA 90071
Roderick H. Carnegie..............................               13,820(8)                     *
Frank T. Cary.....................................               29,851(8)                     *
William R. Fields.................................                3,397(8)                     *
Ralph E. Gomory...................................               37,576(8)                     *
Stephen R. Hardis.................................               14,025(8)                     *
Marvin L. Mann....................................              888,835(7)(8)               1.30
Michael J. Maples.................................                7,433(8)                     *
Martin D. Walker..................................                6,677(8)                     *
Paul J. Curlander.................................              299,839(8)                     *
Gary E. Morin.....................................               45,501(8)                     *
Donald C. Shropshire, Jr..........................              178,759(8)                     *
John A. Stanley...................................              179,396(8)                     *
All Directors and executive officers as a group
  (23 persons)....................................            1,918,834(8)                  2.81%

------------------------

*   Less than 1% of class.

(1) C&D Fund IV is an investment partnership, the general partner of which is Associates IV. The general partners of Associates IV are Messrs. Ames, Barbe, Gogel, Hendrix, Howe and Rice, who share investment discretion with respect to the securities held by C&D Fund IV. Messrs. Gogel and Rice own all of the outstanding stock of CD&R.

(2) Except in the case of Mr. Ames who beneficially owns 25,000 shares, the ownership of the shares reported consists solely of shares owned by C&D Fund
    IV. Messrs. Ames, Barbe, Gogel, Hendrix, Howe and Rice may be deemed to share beneficial ownership of the shares owned of record by C&D Fund IV by virtue of their status as general partners of Associates IV, but each expressly disclaims such beneficial ownership of the shares owned by C&D Fund IV. Messrs. Ames, Barbe, Gogel, Hendrix, Howe and Rice share investment and voting power with respect to securities owned by C&D Fund IV. The business address for each of them is c/o Clayton, Dubilier & Rice, Inc., 375 Park Avenue, 18th Floor, New York, New York 10152.

(3) Leeway & Co. is the nominee for the Long Term Investment Trust, a trust for the benefit of AT&T and Lucent pension plans. The address is Leeway & Co., State Street Bank & Trust Co., Master Trust Division, One Enterprise Drive, Solomon Willard Bldg., North Quincy, MA 02171.

(4) Mellon Bank, N.A., acts as the trustee (the "Trustee") for First Plaza Group Trust ("FPGT"), a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly-owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as FPGT's investment manager with respect to these shares and in that capacity it has the sole power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed.

(5) Based on Schedule 13Gs filed by Barclays Global Investors, N.A., Barclays Trust and Banking Company (Japan) Ltd. and Barclays Global Fund Advisors, these shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6) Based on a Schedule 13G filed by The Capital Group Companies, Inc., these shares are owned by accounts under the investment management of one or more of six investment management companies of which The Capital Group Companies, Inc. is the parent company.

(7) Mr. Mann's shares do not include 96,786 shares and an option to purchase 32,214 shares that are held by an irrevocable trust established by Mr. Mann for the benefit of certain relatives. Mr. Mann's shares include 75,000 shares owned by a family limited partnership of which Mr. Mann is a general partner and 501 shares owned by Mr. Mann's wife. Mr. Mann disclaims beneficial ownership of all such shares.

(8) Shares beneficially owned include shares that may be acquired pursuant to the exercise of options that are exercisable within 60 days following March 13, 1998 by the following persons and groups in the following amounts:
    Roderick H. Carnegie, 5,000 shares; Frank T. Cary, 5,000 shares; Paul J. Curlander, 172,466 shares; William R. Fields, 2,416 shares; Ralph E. Gomory, 5,000 shares; Stephen R. Hardis, 2,500 shares; Marvin L. Mann, 509,946 shares; Michael J. Maples, 5,000 shares; Martin D. Walker, 2,250 shares; Gary E. Morin, 22,372 shares; Donald C. Shropshire, Jr., 124,634 shares; John A. Stanley, 125,646 shares; and all Directors and executive officers as a group (23 persons), 1,083,541 shares. These shares also include Elective Deferred Stock Units that were acquired by executive officers in lieu of annual incentive compensation, but do not include Supplemental Units that become vested in full on the fifth anniversary of their date of grant subject to continued employment. Also included in these shares are Deferred Stock Units that Directors were granted as a result of their election to defer all or a portion of their annual retainer and attendance fees under the Nonemployee Director Stock Plan. These shares also include shares allocated to the employee through his participation in the Lexmark Savings Plan. Such shares held in the Lexmark Savings Plan can be voted by each employee, and each employee has investment authority over the shares held in such employee's account in such plan. In the case of a tender offer, the trustee shall tender or not tender shares as directed by each participant.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    As required by the Securities and Exchange Commission rules under Section 16 of the Securities and Exchange Act of 1934, the Company notes that Mr. Walker failed to timely file a Form 3 reporting the indirect beneficial ownership of shares of the Company's Class A Common Stock in the Mary J. Walker Trust. Mrs. Mary J. Walker is married to Mr. Walker. C&D Fund IV, Messrs. Ames and Gogel and the other entities and individuals identified in footnote 2 of the "Security Ownership by Management and Principal Stockholders" failed to timely file a Form 4 reporting the disposition of beneficial ownership of shares of the Company's Class A Common Stock.

                             EXECUTIVE COMPENSATION

    The information set forth below describes the components of the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company based on 1997 salary and annual incentive compensation (the "Named Executive Officers"). The principal components of such individuals' current cash compensation are the annual base salary and the annual incentive compensation included in the Summary Compensation Table. Also described below is the future compensation such individuals are eligible to receive under the Company's retirement plans and existing long term incentive and equity programs.

    The following table sets forth the compensation earned by the Named Executive Officers for all services rendered to the Company and its subsidiaries during the years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                       COMPENSATION(8)
                                                             ANNUAL COMPENSATION      -----------------
                                                         ---------------------------     SECURITIES
                                                                    ANNUAL INCENTIVE     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR      SALARY    COMPENSATION(1)      OPTIONS(#)      COMPENSATION
--------------------------------------------  ---------  ---------  ----------------  -----------------  -------------

M. L. Mann..................................       1997  $ 707,055     $  725,000            90,000        $   3,487(4)
  Chairman of the Board and CEO                    1996  $ 670,833     $1,060,004(2)              0        $   4,275(4)
                                                   1995  $ 625,000     $1,004,000           277,500(3)     $   2,772(4)

P. J. Curlander.............................       1997  $ 465,342     $  401,235(2)         65,000        $   3,487(4)
  President and Chief Operating Officer            1996  $ 400,000     $  533,057(2)              0        $   4,275(4)
                                                   1995  $ 393,750     $  482,992           217,500(3)     $   2,772(4)

G. E. Morin.................................       1997  $ 266,027     $  248,110(2)         35,372(3)     $   3,487(4)
  Vice President and Chief Financial Officer       1996  $ 245,218     $  277,834(2)         52,500        $ 132,137(5)

D. C. Shropshire............................       1997  $ 275,000     $  236,097            26,134(3)     $   3,487(4)
  Vice President and General Manager               1996  $ 275,000     $  232,705                 0        $   4,275(4)
                                                   1995  $ 275,000     $  280,962            30,000        $   2,772(4)

J. A. Stanley(6)............................       1997  $ 366,393     $  281,647            26,146(3)     $  80,000(7)
  Vice President and President of Lexmark          1996  $ 356,250     $  387,099                 0        $  86,250(7)
  Europe                                           1995  $ 326,000     $  470,354            45,000        $  78,970(7)

------------------------

(1) Annual Incentive Compensation includes amounts deferred into Elective Deferred Stock Units and the value of Supplemental Units received as a result of such deferral, which Supplemental Units become vested in full on the fifth anniversary of their grant subject to continued employment.

(2) Messrs. Curlander and Morin elected to defer $330,137 and $163,054, respectively, of their 1997 Annual Incentive Compensation into 7,700 and 3,803 Elective Deferred Stock Units, respectively, and as a result received an additional $66,027 and $32,628, respectively, in Supplemental Units (or 1,540 and 761 Supplemental Units). Messrs. Mann, Curlander and Morin elected to defer $299,992, $438,620 and $187,544, respectively, of their 1996 Annual Incentive Compensation into 10,714, 15,655 and 6,698 Elective Deferred Stock Units, respectively, and as a result received an additional $60,004, $87,724 and $37,520, respectively, in Supplemental Units (or 2,143, 3,133 and 1,340 Supplemental Units).

(3) Includes replacement (reload) options awarded automatically upon exercise of options paid for with previously owned shares of Lexmark Class A Common Stock, as follows: Mr. Mann--165,000 (1995); Dr. Curlander--52,500 (1995);
    Mr. Morin--5,372 (1997); Mr. Shropshire--6,134 (1997); Mr. Stanley--6,146
    (1997).

(4) Matching contribution by the Company under the Lexmark Savings Plan.

(5) Relocation expenses paid to Mr. Morin in connection with his move from Ohio to Lexington, Kentucky.

(6) Amounts shown for Salary and All Other Compensation have been converted to U.S. dollars from British pounds on the basis of an exchange rate of .610 pounds per U.S. dollar for 1997, .640 pounds per U.S. dollar for 1996 and .699 pounds per U.S. dollar for 1995, the average exchange rates during 1997, 1996 and 1995. The Annual Incentive Compensation amount was converted to U.S. dollars on the basis of an exchange rate of .606 pounds per U.S. dollar for 1997, .624 pounds per U.S. dollar for 1996 and .653 pounds per U.S. dollar for 1995, the rates in effect on the date the Annual Incentive Compensation was paid.

(7) Reflects an international living allowance paid to Mr. Stanley in connection with his overseas assignment at Lexmark International headquarters in Paris, France. Mr. Stanley is a British citizen.

(8) No awards were paid to the Named Executive Officers under the Long-Term Incentive Plan for the performance period January 1, 1995 through December 31, 1997. In 1997, the Company granted performance awards under the Lexmark Stock Incentive Plan to certain executive officers. The aggregate number and value at year end (based on the December 31, 1997 closing stock price of $38.00 per share and including the additional 40% of the performance award value payable in cash) of target performance awards to each of the Named Executive Officers is as follows: Mr. Mann--13,500/$718,200; Dr. Curlander-- 10,500/$558,600; Mr. Morin-- 7,500/$399,000; Mr. Shropshire--5,250/$279,300;
    and Mr. Stanley-- 5,250/$279,300. At year end, the aggregate number and value of Supplemental Units for Messrs. Mann, Curlander and Morin are as follows: Mr. Mann-- 2,143/$81,434; Dr. Curlander--4,673/$177,574; and Mr.
    Morin--2,101/$79,838.

                             OPTION GRANTS IN 1997

                                                                                                     POTENTIAL REALIZABLE
                                                           INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                                       ---------------------------------------------------------       ANNUAL RATES OF
                                                       PERCENT OF                                        STOCK PRICE
                                       SECURITIES     TOTAL OPTIONS                                      APPRECIATION
                                       UNDERLYING      GRANTED TO       EXERCISE                      FOR OPTION TERM(3)
                                         OPTIONS      EMPLOYEES IN        PRICE      EXPIRATION   --------------------------
NAME                                   GRANTED (#)     FISCAL YEAR       ($/SH)         DATE         5% ($)       10% ($)
-------------------------------------  -----------  -----------------  -----------  ------------  ------------  ------------
M. L. Mann...........................   90,000(1)             6.6%      $ 25.3750     02/13/2007  $  1,436,238  $  3,639,709
P. J. Curlander......................   65,000(1)             4.8%      $ 25.3750     02/13/2007  $  1,037,283  $  2,628,679
G. E. Morin..........................   30,000(1)             2.2%      $ 25.3750     02/13/2007  $    478,746  $  1,213,236
                                         5,372(2)             0.4%      $ 32.8125     01/08/2006  $     89,812  $    217,762
D. C. Shropshire.....................   20,000(1)             1.5%      $ 25.3750     02/13/2007  $    319,164  $    808,824
                                         6,134(2)             0.5%      $ 32.6350     08/28/2001  $     44,079  $     95,119
J. A. Stanley........................   20,000(1)             1.5%      $ 25.3750     02/13/2007  $    319,164  $    808,824
                                         6,146(2)             0.5%      $ 32.5625     08/28/2001  $     44,080  $     95,123

------------------------

(1) Each option granted has a ten year term and becomes vested as to 20% of the award on the first anniversary of the grant date, and as to an additional 20% on each of the next four anniversary dates. Each option permits the optionee (i) to pay for the exercise price with previously owned shares of Class A Common Stock and (ii) to satisfy tax-withholding obligations with shares acquired upon exercise. Unless the Compensation and Pension Committee determines otherwise, replacement (reload) options are automatically granted upon exercise of options paid for with previously owned shares of Class A Common Stock.

(2) These are reload options which have the same terms and conditions (including the same expiration date) as the related option that was exercised using previously owned shares of Class A Common Stock, except that the exercise price of the reload option is equal to the Fair Market Value of a share of Class A Common Stock on the date such reload option is granted and such reload option is not exercisable until the six month anniversary of the reload grant date.

(3) The amounts shown under these columns are calculated at the 5% and 10% annual rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

                      AGGREGATED OPTION EXERCISES IN 1997
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information for each Named Executive Officer with regard to stock option exercises during 1997 and the aggregate stock options held at December 31, 1997.

                                                                         NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                                OPTIONS             IN-THE-MONEY OPTIONS AT
                                          SHARES ACQUIRED    VALUE           AT FY-END (#)                 FY-END ($)
NAME                                      BY EXERCISES(#)   REALIZED   EXERCISABLE/UNEXERCISABLE(1) EXERCISABLE/UNEXERCISABLE(2)
----------------------------------------  ---------------  ----------  --------------------------  --------------------------
M. L. Mann..............................             0     $        0         509,946/139,500       $  12,642,672/$2,124,000
P. J. Curlander.........................             0     $        0         172,466/133,000       $   3,526,594/$2,294,500
G. E. Morin.............................        10,000     $  151,875          17,000/ 60,872       $      299,875/$ 972,680
D.C. Shropshire.........................        30,000     $  778,650         143,500/ 40,134       $    4,193,575/$ 558,970
J. A. Stanley...........................        30,000     $  776,775         149,500/ 49,146       $    4,369,075/$ 721,419

------------------------

(1) Represents the number of shares subject to outstanding options.

(2) Based on a price of $38.00 per share, the closing price of the Company's Class A Common Stock on December 31, 1997, minus the exercise price.

                    LONG-TERM INCENTIVE PLAN--AWARDS IN 1997

    During 1995, the Company established the 1995-1997 Long-Term Incentive Plan (the "Long-Term Incentive Plan"). Performance Awards under the Long-Term Incentive Plan represent contingent share awards that would be earned if specific performance objectives were attained by the Company over the three year period specified by the Compensation and Pension Committee. The performance objectives, established by such Committee for the period January 1, 1995 through December 31, 1997, related to revenue growth in excess of the Company's strategic business plan and achievement of a pre-established average return on equity, in each case, over the three-year performance period and attainment of a specified debt to total capital ratio as of the end of the performance period.

    The target Performance Award would be earned if the revenue and return on equity performance criteria were achieved by the Company during the performance period, as determined by the Committee. The maximum Performance Award would be earned if, in addition to attaining the revenue and return on equity goals, the Company achieved the debt to total capital ratio target, as determined by the Committee. No payments were made to executive officers under this plan even though the Company far exceeded its return on equity goal and debt to total capital target because revenue fell short of the objective of growth in excess of the Company's strategic business plan.

    In 1997, the Committee granted Performance Awards under the Company's Stock Incentive Plan to certain executive officers. The following table describes the Performance Awards that were granted under the Stock Incentive Plan during 1997 to the Named Executive Officers. In addition to the number of shares listed in the table, participants will receive in cash 40% of the fair market value, as of December 31, 2000, of any stock earned under the plan.

                                                                                  ESTIMATED FUTURE PAYOUTS IN SHARES
                                                                                                  (#)
                                                    NUMBER OF     PERFORMANCE     -----------------------------------
NAME                                                 SHARES          PERIOD         MINIMUM     TARGET      MAXIMUM
-------------------------------------------------  -----------  ----------------  -----------  ---------  -----------
M. L. Mann.......................................      13,500    1/1/97 through        4,050      13,500      23,625
                                                                   12/31/2000
P. J. Curlander..................................      10,500    1/1/97 through        3,150      10,500      18,375
                                                                   12/31/2000
G. E. Morin......................................       7,500    1/1/97 through        2,250       7,500      13,125
                                                                   12/31/2000
D. C. Shropshire.................................       5,250    1/1/97 through        1,575       5,250       9,188
                                                                   12/31/2000
J. A. Stanley....................................       5,250    1/1/97 through        1,575       5,250       9,188
                                                                   12/31/2000

    The Performance Awards will be earned if specific objectives are attained by the Company over the four year period ending December 31, 2000. The performance objectives established by the Committee relate to increasing shareholder value as measured by Shareholder Value Add and Earnings Per Share, in each case over the four year performance period ending December 31, 2000.

    The Committee established three objectives for each performance measure: a minimum objective, a target objective and a maximum objective. Target Performance Awards are payable if the Company achieves the target performance objectives. Maximum Performance Awards are payable if the Company attains the maximum performance objectives. Minimum Performance Awards are payable if minimum objectives are achieved. The Performance Awards payable for attainment between performance levels will be based on interpolation.

LEXMARK RETIREMENT PLAN

    The Lexmark Retirement Plan provides a monthly retirement income based on service and compensation (including salary, commission payments and recurring payments under any form of variable compensation plan, incentive pay and certain other payments such as overtime and premium pay). A maximum of 30 years of service or actual service as of December 31, 1993, if greater, is used to calculate benefits under the core retirement plan formulas. Retirement income comes from two sources: (1) for employees hired before January 1, 1993, a Core Retirement Benefit, which is the greater of the Service and Earnings formula and the Minimum Benefit formula, and (2) a Personal Retirement Provision, which provides annual allocations and guaranteed interest credits. Earnings taken into account under the Core Retirement Benefit component include a participant's compensation earned for periods from and after January 1, 1981, including compensation earned while employed by IBM.

    In August 1997, the Company announced changes to the Lexmark Retirement Plan that were effective January 1, 1998. With the new defined benefit plan, called the Retirement Growth Account, an initial Retirement Growth Account balance was established for each Lexmark Retirement Plan participant as of January 1, 1998. Individual Retirement Growth Account balances will grow with the addition of annual allocations equaling 6% of eligible earnings (salary, commission payments and recurring payments under any form of variable compensation plan, incentive pay and certain other payments such as overtime and premium pay) as well as an interest component. Upon leaving the Company after the employee has vested benefits (requiring 5 years of service), the participant can elect an annuity funded by the Retirement Growth Account balance or may request a lump sum payment of the Retirement Growth Account balance.

    As part of the implementation of the Retirement Growth Account on January 1, 1998, certain transition rules were applied. The Lexmark Retirement Plan described above will run concurrently with the new plan through year-end 1999, with additional accruals under the Lexmark Retirement Plan continuing through year-end 1999. At that point, plan accruals of the Lexmark Retirement Plan will be frozen, and will grow only with the addition of annual interest on the Personal Retirement Provision element of the Plan. Participants will also receive service credit beyond year-end 1999 that will count toward retirement eligibility under the provisions of the Lexmark Retirement Plan. Upon departing from the Company, individuals who have accruals under both plan designs will receive the greater of the two accrued values.

    The Company has adopted a Supplemental Retirement Plan to pay retirement benefits which, but for limitations under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code, would have been paid under the Lexmark Retirement Plan. These benefits will be paid out of the general funds of the Company.

    Under the foregoing plans, each of the Named Executive Officers is entitled to an estimated annual retirement pension, calculated as of February 28, 1998, upon retirement at the later of age 62 or their current age, in the following amounts: Mr. Mann--$187,446, Dr. Curlander--$416,670, Mr. Morin-- $64,151, and
Mr. Shropshire--$240,832. Mr. Stanley's pension is provided in part under U.K. law pursuant to the Lexmark U.K. Pension Plan to which he contributes approximately $19,000 per year and partly by a supplemental pension plan. He is currently entitled to an estimated annual pension upon retirement at age 61 of approximately $75,000 per year.

EMPLOYMENT CONTRACTS

    The Company is party to employment agreements with each of Messrs. Mann, Morin, Shropshire and Stanley with employment terms expiring March 31, 1998 and with Dr. Curlander with an employment term expiring March 31, 2001. Pursuant to the agreements, Mr. Mann receives an annual base salary of $725,000, Dr. Curlander receives an annual base salary of $475,000, Mr. Morin receives an annual base salary of $275,000, and each of the other executives receives the base salary reflected in the Summary Compensation Table for 1997. Such salaries may be increased by the Committee, in its discretion, from time to time. In addition, each executive is entitled to receive an annual bonus equal to a percentage of such base salary ranging from 0% to 200% in the case of Mr. Mann, 0% to 160% in the case of

Dr. Curlander, 0% to 125% in the case of Mr. Morin and 0% to 140% in the case of Messrs. Shropshire and Stanley, depending upon the performance of the Company measured against performance goals established by the Committee. In the event of a termination of an executive's employment by the Company without "cause" or by the executive for "good reason" (each as defined in the employment agreements), the executive will continue to receive payments of his base salary for a period equal to the greater of one year or the remaining term of the employment agreement. In addition, the executive will be entitled to a pro rata annual bonus for the year of termination. Mr. Mann's agreement further provides that, following his retirement, Mr. Mann will be entitled to an annual pension of $150,000, increased with respect to services rendered and compensation earned by Mr. Mann from and after April 1, 1996 in accordance with the retirement benefit formula under the Lexmark Retirement Plan described herein. See "Lexmark Retirement Plan." Each of the employment agreements contains covenants regarding nondisclosure of confidential information, non-competition and non-solicitation.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1997, Messrs. Pearson, Ames, Gomory, Hardis and Walker served on the Compensation and Pension Committee. Mr. Pearson served as Chairman of this Committee until his resignation from the Board in February, 1997, and Mr. Ames has served as Chairman since that time.

    Messrs. Ames and Pearson are each principals of CD&R. The Company paid CD&R fees of $500,000 for advisory, management consulting and monitoring services rendered during fiscal 1997. The Company has agreed to indemnify the members of the Board of Directors and CD&R against certain liabilities incurred under securities laws or with respect to their services for the Company.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

CD&R AND C&D FUND IV

    C&D Fund IV, which is the Company's largest stockholder as of the record date, is a private investment fund managed by CD&R. Amounts contributed to C&D Fund IV by its limited partners are invested at the discretion of the general partner, in equity or equity-related securities of entities formed to effect leveraged buy-out transactions and in the equity of corporations where the infusion of capital coupled with the provision of managerial assistance by CD&R can be expected to generate returns on investments comparable to returns historically achieved in leveraged buy-out transactions. The general partner of C&D Fund IV is Associates IV. B. Charles Ames, Donald J. Gogel, Andrall E. Pearson and Joseph L. Rice, III, each of whom is or was a principal of CD&R and a general partner of Associates IV, served as Directors of the Company during 1997. Messrs. Pearson and Rice resigned from the Board of Directors in February 1997. The Company was formed by CD&R to effect the Acquisition (as defined below). Prior to the Acquisition, Mr. Gogel served as Vice President, Secretary and Assistant Treasurer and Mr. Rice served as President and Treasurer of the Company. In connection with the Acquisition, C&D Fund IV acquired 30,761,805 shares of Class A Common Stock at a purchase price of $6.67 per share, of which 6,654,829 shares were owned by C&D Fund IV as of the record date. See "Security Ownership by Management and Principal Stockholders".

    The Company paid CD&R fees of $375,000 in 1991 and $500,000 during each fiscal year thereafter for advisory, management consulting and monitoring services. The Company will pay CD&R a fee of $125,000 for services for the first three months of 1998 after which time the Company will cease paying such fee. None of the principals of CD&R who serve as Directors of the Company receive Directors' fees or participate in the Director Plan. Two principals of CD&R, Messrs. Ames and Gogel, continue to serve as Class II Directors with terms expiring at the 1999 Annual Meeting of Stockholders.

    The Company paid fees to the law firm of Debevoise & Plimpton during 1997 for legal services rendered. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L. Rice, III, who was until February 1997 a director of the Company and who is currently a general partner of C&D Fund IV.

    The Company has entered into an indemnification agreement with CD&R and C&D Fund IV pursuant to which the Company has agreed, subject to certain exceptions, to indemnify certain members of its Board of Directors, as well as CD&R, C&D Fund IV and certain of their associates and affiliates (the "Indemnitees"), to the fullest extent allowable under applicable Delaware law and to indemnify the Indemnitees against any suits, claims, damages or expenses which may be made against or incurred by them under applicable securities laws in connection with offerings of securities of the Company, liabilities to third parties arising out of any action or failure to act by the Company and, except in cases of gross negligence or intentional misconduct, the provision by CD&R of advisory, management consulting and monitoring services.

    The Company entered into an agreement dated as of October 21, 1997 (the "1997 Stock Disposition Agreement") with C&D Fund IV pursuant to which the Company agreed, concurrently with the consummation of a secondary offering (the "Offering"), to repurchase from C&D Fund IV 3,000,000 shares of Class A Common Stock at a price per share equal to the lesser of $34.8125 and the initial public offering price for the Offering net of the underwriting discount. Although C&D Fund IV had the right to assign its rights and obligations pursuant to the 1997 Stock Disposition Agreement to other selling stockholders participating in the Offering, the Company repurchased substantially all of such shares from C&D Fund IV on November 4, 1997 at $29.90, the initial public offering price net of underwriting discount.

    The Company entered into an agreement dated as of March 9, 1998 (the "1998 Stock Disposition Agreement") with C&D Fund IV to repurchase 2,000,000 shares of its Class A Common Stock (less any shares sold pursuant to the exercise of any underwriter's over-allotment option granted in connection with a proposed secondary offering) at a price per share equal to the lower of $44.25 and the net proceeds received by the selling stockholders in the offering. The company's obligation to repurchase is conditioned upon the sale by the selling stockholders of at least 6,000,000 shares of Class A Common Stock. C&D Fund IV has the ability to assign its rights under the 1998 Stock Disposition Agreement to any other selling stockholder.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    This report provides an explanation of the philosophy underlying the Company's executive compensation programs and details on how decisions were implemented during 1997 regarding the compensation paid to Marvin L. Mann, who serves as the Chairman and Chief Executive Officer of the Company (the "CEO"), and other executive officers of the Company. In developing the practices and policies described in this report, the Compensation and Pension Committee (the "Committee") has been advised by outside consultants experienced in the design and implementation of executive compensation arrangements. The Compensation and Pension Committee is composed entirely of independent outside Directors. In February 1997, the composition of the Committee was changed by the resignation of Mr. Pearson and the addition of Messrs. Gomory and Walker.

FRAMEWORK FOR COMPENSATION DECISIONS

    The Committee is responsible for setting and administering the policies governing base salary, incentive compensation and stock-based compensation for the Company's executive officers, including the CEO, and other key members of management. The key elements of executive compensation are base salary, annual incentive compensation and long term incentive compensation. The Committee regularly reviews the compensation paid to executive officers and periodically conducts reviews of the Company's compensation practices, including its employee benefit plans.

    The Committee's compensation decisions are based on an evaluation of the Company's performance, comparative compensation data and each executive officer's performance. Company performance is measured against internally established performance criteria. Comparative compensation data is collected from surveys conducted by human resources consulting firms.

    The Company utilized information regarding each executive officer's title, position, responsibilities, length of experience, current compensation and compensation history (including base salary increases, bonus awards and long term incentive awards) to functionally match each executive officer to positions reported in the compensation surveys. Competitive rates of base pay and total annual cash compensation were determined for each executive officer position by performing statistical analyses of the survey compensation data. These analyses were based on company size, as measured by revenue ($2.5 billion for 1997, $2.1 billion for 1996 and $2.0 billion for 1995). The Company then established compensation ranges for each senior management position by comparing its target and actual compensation to predicted market values at various levels to ensure competitiveness to firms of comparable size. The mid points of the Company's base salary and total compensation ranges are set at the 50th percentile (median) and the 65th percentile, respectively.

    Stock option grant levels were established based on competitive survey data reported in the Towers Perrin Technology Industry Data Base and an evaluation of each executive's contribution to business results. The Company regularly reviews its compensation policies and practices, including the rates of compensation paid to executive officers and its employee benefit plans, with outside consultants including Frederic W. Cook & Co., Inc. and William M. Mercer, Inc.

THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY

    The Committee has consistently applied the following philosophy in making its recommendations or decisions on the compensation paid or awarded to its executive officers:

    Establish a pay-for-performance philosophy and policy that places a meaningful portion of each executive's compensation at risk in alignment with stockholders' risk, commensurate with the executive's ability to affect bottom line results, and which can significantly differentiate compensation awards based on corporate, business unit and individual performance and the ability of the executive to affect those results;

    Provide incentives to executives to achieve a level of performance consistent with the Company's strategic business objectives and reward them for their achievement;

    Provide total compensation opportunities which are market competitive, are subject to associated downside risk and offer significant upside opportunities based on performance, thus allowing the Company to compete for and retain outstanding, talented and highly motivated executives who are vital to the Company's long-term success; and

    Align the interests of executives with the long-term interests of the stockholders through incentive award opportunities that are linked to the long-term performance of the Company and that result in the ownership of the Company's Class A Common Stock.

BASE SALARY

    As discussed above, the Committee determines base salaries for executive officers by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the information compiled from compensation surveys regarding the competitive marketplace for executive talent, including a comparison to base salaries for comparable marketplace positions, and to historical levels of salary paid by the Company. Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer, and also take into account new responsibilities as well as changes in the competitive marketplace.

ANNUAL INCENTIVE COMPENSATION

    Annual incentive compensation awards were structured to become payable to the Company's executive officers upon the attainment of pre-established annual financial and individual performance objectives. The annual incentive compensation opportunity is determined for each executive officer based on the survey data for annual incentive awards and total compensation published in the survey sources referenced above. Consistent with the Company's pay for performance philosophy, executives' total cash compensation is highly leveraged. As discussed above, the Company benchmarks base salary range mid points at the 50th percentile and total compensation range mid points at the 65th percentile of the survey data. The 1997 annual incentive compensation award payable to each executive officer was determined based upon achievement of performance factors that varied based upon the executive officer's position, level of responsibility and particular business unit. For 1997, corporate and business unit performance was measured with reference to revenue, cash from operations and operating income. Individual performance was measured against specific goals established for each executive officer with emphasis on such officer's corporate responsibilities and the particular needs of his or her business unit. The weighting of the various performance criteria varied based on responsibility.

LONG TERM INCENTIVE COMPENSATION

    1995-1997 LONG TERM INCENTIVE PLAN AWARDS

    The Company had a long-term incentive compensation program to reward the achievement of financial objectives over the three-year period beginning January 1, 1995 and ending December 31, 1997. Under this plan, certain executive officers were granted contingent share awards ("Performance Awards") which were to be payable if specific performance objectives, established by the Committee, were achieved. The objectives related to revenue growth in excess of the Company's strategic business plan and a pre-established average return on equity, in each case measured over the three-year performance period, and attainment of a specified debt to total capital ratio as of the end of the performance period. Target Performance Awards would be paid if the revenue and average return on equity objectives were achieved. Maximum Performance Awards would be paid if, in addition to achieving the revenue and average return on equity goals, the Company achieved the target debt to total capital ratio, as determined by the Committee. No payments were made to executive officers under this plan even though the Company far exceeded its return on equity goal and debt to total capital target because revenue fell short of the objective of growth in excess of the Company's strategic business plan.

1997-2000 LONG TERM INCENTIVE AWARDS

    In 1997, the Committee granted Performance Awards under the Company's Stock Incentive Plan to certain executive officers. The Performance Awards will be earned if specific objectives are attained by the Company over the four-year period ending December 31, 2000. The performance objectives, established by the Committee are equally weighted and relate to increasing shareholder value as measured by Shareholder Value Add and Earnings Per Share, in each case measured cumulatively over the four-year performance period. The Committee established three objectives for each performance measure: a minimum objective, a target objective and a maximum objective. Target Performance Awards are payable if the Company achieves the target performance objectives. Maximum Performance Awards, equal to 175% of the target awards, are payable if the Company attains the maximum performance objectives. Minimum Performance Awards, equal to 30% of the target Performance Awards, are payable if minimum objectives are achieved. The Performance Awards payable for attainment between performance levels will be based on interpolation.

STOCK OPTIONS

    The grant of stock option awards is intended to foster and promote the long-term financial success of the Company and to materially increase stockholder value by motivating superior performance by employees, by providing employees with an ownership interest in the Company in order to align their interests with those of the stockholders, and enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. As discussed above, stock option grant levels are determined based on competitive survey data, prior option grants and an evaluation of each executive's contribution to business results.

DEFERRED STOCK UNITS

    The Committee has implemented a Deferred Stock Unit program for executives, senior officers and other key employees. The Deferred Stock Unit program entitles a participant to elect to defer receipt of all or a portion of his or her annual cash incentive compensation award or, in the discretion of the Committee, other cash compensation, and receive in lieu thereof an award of Deferred Stock Units (the "Elective Units"). The Committee may also grant to such recipient an additional award of Deferred Stock Units with a value equal to 20% of the compensation deferred (the "Supplemental Units"). The Elective Units, together with any dividend equivalents credited with respect thereto, are fully vested at all times. The Supplemental Units, together with any dividend equivalents credited with respect thereto, will become vested, in full, on the fifth anniversary of the date the compensation deferred would otherwise have been paid, subject to continued employment.

RESTRICTED STOCK UNITS

    At the February 12, 1998 Board of Directors meeting, the Committee recommended and the Board approved the grant of 22,200 Restricted Stock Units to certain executive officers, including each of the Named Executive Officers. The Committee recommended the grant of Restricted Stock Units to recognize the significant achievements of the Company over the three-year period ended 1997 and to help ensure retention of its key executive team. The Restricted Stock Units become fully vested four years after the grant date, 50% after two years and 25% per annum on each of the two following anniversaries of the grant date.

CEO COMPENSATION

    For 1997, Mr. Mann received an annual base salary of $707,055 pursuant to the terms of his employment agreement, and an annual incentive compensation award of $725,000. Mr. Mann's annual incentive compensation award opportunity is based on the achievement of annual financial goals established by the Board of Directors and personal objectives relating to the overall achievement of the Company's strategic objectives. For 1997, the financial performance objectives were equally weighted and involved annual operating income, cash from operations and revenue. In 1997, annual operating income grew 19.2%, slightly below the targeted level, annual cash from operations exceeded the maximum attainment level and revenue was below the threshold level. In addition to the cash compensation described above, Mr. Mann was granted 90,000 non-qualified stock options.

OTHER

    Pursuant to certain transition rules applicable to a newly public company contained in final Treasury regulations issued in December 1995, compensation paid or earned in 1997 pursuant to the Company's compensation plans and arrangements is not subject to the Federal income tax deduction limitation under
Section 162(m) of the Internal Revenue Code.

The Compensation and Pension Committee
of the Board of Directors

B. Charles Ames, Chairman
Ralph E. Gomory
Stephen R. Hardis
Martin D. Walker

PERFORMANCE GRAPH

    The following graph compares cumulative total shareholder return on the Company's Class A Common Stock with a broad performance indicator, the S&P Composite 500 Stock Index, and an industry index, the S&P Technology Sector Index, for the period from November 15, 1995 to December 31, 1997. The Class A Common Stock began trading on the New York Stock Exchange on November 15, 1995. The graph assumes that the value of the investment in the Class A Common Stock and each index was $100 at November 15, 1995 and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            LEXMARK    S&P 500 INDEX   S&P TECHNOLOGY SECTOR INDEX
11/15/95        $100             $100                         $100
12/29/95          91              105                           97
12/31/96         138              129                          137
12/31/97         190              172                          173

                                                                             11/15/95     12/29/95     12/31/96     12/31/97
                                                                            -----------  -----------  -----------  -----------
Lexmark...................................................................   $     100    $      91    $     138    $     190
S&P 500 Index.............................................................   $     100    $     105    $     129    $     172
S&P Technology Sector Index...............................................   $     100    $      97    $     137    $     173

    APPROVAL OF THE COMPANY'S STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

    VOTE REQUIRED

    Approval of the Stock Incentive Plan, as amended and restated, will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and voting on this proposal at the Annual Meeting.

    THE DIRECTORS RECOMMEND A VOTE FOR THIS PROPOSAL. PROXIES WILL BE VOTED FOR THIS PROPOSAL, UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

    INTRODUCTION

    The Board of Directors has approved, and is recommending that the stockholders approve, an amendment and restatement of the Stock Incentive Plan that was approved by a majority of the Company's stockholders on October 26, 1995 to, among other things, implement the significant changes described below to the existing Stock Incentive Plan. The reason the Board of Directors is recommending these amendments is that the Board believes strongly that the success of the Company is due in large part to the significant portion of overall compensation that the Company's management receive from stock based incentives, which closely align management's interests with those of the stockholders, and that these stock based incentives enable the Company to continue to attract and retain extremely well qualified and talented individuals. The increase in shares available for awards under the Stock Incentive Plan is necessary for the Company to continue its emphasis on stock based compensation. All of the Company's approximately 6,500 regular employees are eligible for awards under the Stock Incentive Plan, as amended and restated, as determined by the Compensation and Pension Committee of the Board of Directors. In addition, your approval of these amendments will enable the Company to take full advantage of tax deductions available for executive compensation.

    A summary of the significant features of the Stock Incentive Plan, as amended and restated, is provided below, but is qualified in its entirety by the full text of the Stock Incentive Plan, as amended and restated, which is attached to this proxy as Exhibit A.

    INCREASE SHARES AVAILABLE FOR AWARDS

    The existing Stock Incentive Plan limits the maximum number of shares of the Company's Class A Common Stock that may be issued under the Stock Incentive Plan to 4,380,000 plus shares unissued under Predecessor Plans (as defined below). The Board is recommending that the number of shares available for awards under the Stock Incentive Plan be increased by 3,000,000 and that the definition of Predecessor Plan be amended to include the 1995-1997 Long Term Incentive Plan, resulting in an aggregate increase from 4,380,000 plus shares that were not utilized under Predecessor Plans to 7,380,000 plus shares that were not utilized under Predecessor Plans, which would also include the 142,123 shares that were not utilized in the 1995-1997 Long Term Incentive Plan. The increase in overhang (as defined below) from these additional shares is approximately 3.6%, resulting in an aggregate overhang of 13.9%, which compares favorably to the Company's competitors in the technology industry where overhang ranges from 15% to 20% on average. Overhang is defined as the total number of shares underlying outstanding awards and awards that may be granted, divided by the sum of the number of shares outstanding and those shares underlying outstanding awards and awards available for grant.

    ELIMINATE OPTION REPRICING

    Unlike the existing plan, the Stock Incentive Plan, as amended and restated, would prohibit the lowering of the exercise price of an outstanding option.

    LIMIT ON CERTAIN TYPES OF AWARDS

    The Stock Incentive Plan, as amended and restated, would limit the number of option and stock appreciation rights ("SAR") awards that may be granted to an individual to 1.5 million over five years and would limit certain other awards (e.g., restricted stock and performance awards) under the Stock Incentive Plan, as amended and restated, to 500,000 in the aggregate over five years to all participants and 100,000 in the aggregate over five years to any individual.

    SHARES SUBJECT TO THE STOCK INCENTIVE PLAN

    The maximum number of shares of the Company's Class A Common Stock that may be delivered under the Stock Incentive Plan, as amended and restated, is 7,380,000 shares of Class A Common Stock plus shares that have not been utilized under Predecessor Plans. "Predecessor Plans" means the Stock Option Plan for Executives and Senior Officers, the Stock Option Plan for Senior Managers, the Employee Stock Option Plan and the 1995-1997 Long Term Incentive Plan, and there are approximately 750,000 shares that have not been utilized under Predecessor Plans. The shares may be unissued shares or treasury shares. If there is a stock split, stock dividend, recapitalization or other relevant change affecting the Company's shares, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number and kind of shares and price under all outstanding grants made before the event. If an award under the Stock Incentive Plan, as amended and restated, terminates without the issuance of shares subject to such award, those shares will again be available for inclusion in future grants under the Stock Incentive Plan, as amended and restated. Shares that are delivered to the Company in payment of the exercise price for any option granted under the Stock Incentive Plan, as amended and restated, or under any of the Company's Predecessor Plans will also be available for future grants under the Stock Incentive Plan, as amended and restated. In addition, shares of Class A Common Stock under awards granted under Predecessor Plans that terminate without the issuance of such shares of Class A Common Stock will be available for inclusion in grants under the Stock Incentive Plan, as amended and restated. Payment of cash in lieu of shares generally will not be considered a delivery of shares of Class A Common Stock.

    ADMINISTRATION

    The Stock Incentive Plan, as amended and restated, will be administered by the Compensation and Pension Committee of the Board of Directors (the "Committee"), in its discretion. The Board may at any time amend or modify the Stock Incentive Plan, as amended and restated, provided that any amendment that increases the number of shares that may be delivered under the plan or increases the limit on the number of shares that may be delivered per type of award, shall be subject to shareholder approval.

    GRANTS UNDER THE STOCK INCENTIVE PLAN

    The Committee has the authority to grant the following types of awards under the Stock Incentive Plan, as amended and restated: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) performance shares; and/or (v) deferred stock units. Each of these awards may be granted alone or together with other awards under the Stock Incentive Plan, as amended and restated, and/or cash awards outside the Stock Incentive Plan, as amended and restated.

        STOCK OPTIONS

    The Committee may grant nonqualified options and/or options qualifying as incentive stock options under the Internal Revenue Code. Incentive stock options ("ISOs") and nonqualified stock options may be granted for such number of shares as the Committee shall determine, except that no participant may be granted more than 1.5 million stock options in a five year period. The option price of either a nonqualified stock option or an ISO will not be less than the fair market value of the underlying Class A Common Stock on the date of grant. To exercise an option, the grantee (or a permitted transferee of the grantee) may pay the option price in cash, or, if permitted by the Committee, by delivering other shares of Class A Common Stock owned by the grantee (or permitted transferee). If provided by the Committee at or after the date of grant, a grantee (or permitted transferee) who delivers previously-owned shares of Class A Common Stock to exercise an option, will automatically be granted options for a number of shares of Class A Common Stock equal to the number of shares so delivered, with an option price not less than the fair market value of the underlying Class A Common Stock on the date of such delivery.

    The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. Options will become exercisable at such time or times as may be determined by the Committee. The exercisability of options may be accelerated by the Committee at or after the date of grant.

        STOCK APPRECIATION RIGHTS

    The Committee may grant a SAR in conjunction with an option granted under the Stock Incentive Plan, as amended and restated (a "Tandem SAR") or independent of any option (a "Freestanding SAR"). Tandem SARs may be granted with respect to that number of shares of Class A Common Stock subject to the option granted in conjunction with such Tandem SAR. Freestanding SARs may be granted with respect to such number of shares as the Committee shall determine, except that no participant may be granted Freestanding SARs in any five year period with respect to more than 1.5 million shares. The Committee will determine the time or times at which a SAR may be exercised and, in the case of Freestanding SARs, the base price with respect to the shares of Class A Common Stock for which such SAR is granted, generally the fair market value of the Class A Common Stock on the date of grant unless the Committee determines otherwise. SARs may be exercised in installments and the exercisability of SARs may be accelerated by the Committee at or after the date of grant. The Committee may also grant limited SARs which become exercisable only in the event of a change in control of the Company and may provide at the time of grant that SARs will be automatically cashed out in the event of a change in control, on the basis of the change in control price, as such terms are defined in the Stock Incentive Plan, as amended and restated.

    If a grantee exercises a SAR, the grantee will generally receive a payment equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised at the time of exercise over, in the case of a Tandem SAR, the option exercise price under the related option, and, in the case of a Freestanding SAR, the price for such shares fixed by the Committee at the time the SAR was granted. Payment may be made in cash, in shares or in a combination of cash and shares, as the Committee determines. Upon the exercise of a Tandem SAR, the related option will terminate as to the number of shares with respect to which the Tandem SAR is exercised.

        RESTRICTED STOCK GRANTS

    The Committee may also award shares of Class A Common Stock under a restricted stock grant, except that no more than 500,000 grants may be made in the aggregate in a five year period to all participants and no more than 100,000 grants may be made over such five year period to any individual. Subject to certain exceptions, the grant will set forth a specified period of time of at least three years (the "Restriction Period") during which shares of the restricted stock will remain subject to forfeiture in the event of certain terminations of the grantee's employment. During the Restriction Period, the grantee will generally have all the rights of a stockholder, including the right to vote the shares and receive dividends. Each certificate will bear a legend giving notice of the restrictions in the grant.

        PERFORMANCE SHARE GRANTS

    The Committee may also award shares of Class A Common Stock under a performance share grant which will set forth the performance goals and period of time during which such performance goals must be attained for the performance shares to become vested, except that no more than 500,000 grants may be made in the aggregate in a five year period to all participants and no more than 100,000 grants may be made over such five year period to any individual. Subject to certain exceptions, the performance period will be at least three years, and during such period the performance shares will remain subject to forfeiture unless, on or prior to the expiration of such period, the performance goals are attained. During this period, the grantee will generally have all the rights of a stockholder, including the right to vote the shares and receive dividends. Each certificate will bear a legend giving notice of the restrictions in the grant. The performance goals may consist of (i) earnings per share, (ii) revenues, (iii) operating cash flow, (iv) operating earnings, (v) working capital, (vi) inventory turnover rates, (vii) return on capital, (viii) return on equity, (ix) return on revenue, and (x) shareholder value add. Performance goals may be measured on a corporate, subsidiary, affiliate, division or business unit basis, or a combination thereof.

        DEFERRED STOCK UNITS

    The Committee may also make deferred stock unit awards under the Stock Incentive Plan, as amended and restated. This type of award is not limited in number and will entitle a participant to elect, on fixed dates established by the Committee, to defer receipt of all or a portion of such participant's annual incentive compensation or, in the discretion of the Committee, other compensation and receive in lieu thereof an award of deferred stock units (the "Elective Deferred Stock Units"). The Committee may provide that a participant who elects to defer receipt of any portion of his annual incentive compensation (or other compensation) will receive an additional award of deferred stock units with a value equal to 20% (or such other percentage as the Committee shall determine) of the annual incentive compensation (or other compensation) deferred by the participant (the "Supplemental Deferred Unit Award"). The Supplemental Deferred Unit Award, together with any Dividend Equivalents (as defined below) credited with respect thereto, will become vested, in full, on the fifth anniversary of the date the corresponding deferred compensation would have been paid absent the participant's election to defer, so long as the participant remains in the continuous employ of the Company or one of its affiliates through such date. If the participant's employment terminates prior to such fifth anniversary for reasons other than death, long term disability or retirement (as defined in the Stock Incentive Plan, as amended and restated), the participant will forfeit all rights to such Supplemental Deferred Unit Award and related Dividend Equivalents but will continue to be entitled to Elective Deferred Stock Units (and related Dividend Equivalents) granted in lieu of the current payment of the participant's annual incentive compensation (or other compensation). The Committee may also grant deferred stock unit awards under the Stock Incentive Plan without regard to whether a participant has elected to defer any annual incentive compensation or other compensation, on such terms and subject to such conditions (including conditions regarding the vesting and payment thereof) as the Committee may specify at the date of grant. Notwithstanding the foregoing, the Committee may accelerate the vesting of, or waive any deferral restrictions applicable to, any deferred stock unit award at or after the date of grant.

    No shares of Class A Common Stock will actually be issued at the time a deferred stock unit award is made. Rather, the Company will establish a separate account for the participant and will record in such account the number of deferred stock units awarded to the participant (which shall be equal to the annual incentive bonus deferred by the participant (or, in the case of a Supplemental Deferred Unit Award, 20% (or such other percentage as the Committee shall determine) of the amount of such bonus deferred) divided by the fair market value of a share of Class A Common Stock on the date of such award). The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a deferred stock unit award, an amount equal to any dividends paid the Company during the period of deferral with respect to the corresponding number of shares of Class A Common Stock ("Dividend Equivalents").

    STOCK INCENTIVE PLAN BENEFITS

    Awards under the Stock Incentive Plan in fiscal 1997 to the Named Executive Officers are set forth in the column "Securities Underlying Options (#)" in the Summary Compensation Table, in the "Option Grants in 1997" table and in the "Long-Term Incentive Plan--Awards in 1997" table. The table below sets forth the Awards made to the indicated groups during fiscal 1997 under the Stock Incentive Plan. The executive officer group includes the Named Executive Officers. Nonemployee Directors do not participate in the Stock Incentive Plan.

                                                                                 LTIP PERFORMANCE
                                                            DEFERRED         AWARDS (# OF SHARE UNITS)       RESTRICTED
                                                 STOCK        STOCK     -----------------------------------     STOCK
                                              OPTIONS (#)   UNITS (#)     MINIMUM     TARGET      MAXIMUM     UNITS (#)
                                              -----------  -----------  -----------  ---------  -----------  -----------
Executive Officer Group.....................     392,757       19,380       22,650      75,500     132,125            0
Non-Executive Officer Employee Group........     962,998        6,440          900       3,000       5,250       16,508

    TERMINATION OF EMPLOYMENT

    The Committee may provide at or after the date of grant of any award under the Stock Incentive Plan, as amended and restated, that, in the event of the grantee's termination of employment by reason of retirement (as defined by the Committee), long term disability (as so defined), death, special termination with the consent of the Company or any other termination specified by the Committee, any restrictions on shares of restricted stock, performance shares or deferred stock units will lapse and such shares will become fully vested and freely transferable or, in the case of deferred stock units, the participant will become entitled to payment with respect thereto. In addition, in the case of any option or SAR, the Committee may provide that such option or SAR will remain exercisable following termination of employment under such circumstances and for such period of time as the Committee shall determine, subject in each case to the stated term of the option or SAR unless the Committee provides otherwise. Unless the Committee has determined otherwise, following a participant's termination of employment, any options and SARs that have not become exercisable upon or prior to such termination will terminate and any shares of restricted stock, performance shares and deferred stock units and related Dividend Equivalents then outstanding as to which the period of restriction has not lapsed on or before the date of termination of employment will be forfeited. Vested deferred stock units and the related Dividend Equivalents, if any, will become payable as described below.

    TRANSFERABILITY

    Awards granted under the Stock Incentive Plan, as amended and restated, may, subject to prior approval, be transferred to a family member or other entity for estate planning purposes.

    CHANGE OF CONTROL PROVISIONS

    The Stock Incentive Plan, as amended and restated, provides that, except as described below, in the event of a "Change in Control" (as defined in the Stock Incentive Plan, as amended and restated), (i) all SARs will automatically be cashed out based on the highest price paid for Class A Common Stock during the preceding 60-day period; (ii) the restrictions and deferral limitations applicable to outstanding restricted stock, performance shares and deferred stock unit awards will lapse and the shares in question will fully vest and, in the case of deferred stock units, become payable; and (iii) each option will be canceled in exchange for a cash payment equal to the excess of the highest price paid for Class A Common Stock during the preceding 60-day period over the exercise price for such option. Notwithstanding the foregoing, if the Committee determines that the grantee of such award will receive a new award (or have his prior award honored) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no acceleration of exercisability or vesting, lapse of restriction or deferral limitations, or cash settlement will occur as a result of a Change in Control.

    OTHER INFORMATION

    The Board may terminate or suspend the Stock Incentive Plan, as amended and restated, at any time but such termination or suspension will not affect any stock options, SARs or restricted stock, performance share or deferred stock unit awards then outstanding under the Stock Incentive Plan, as amended and restated. The Board may also amend the Stock Incentive Plan, as amended and restated, as it deems advisable, except that any amendment that would increase the number of shares that may be delivered under the Stock Incentive Plan, as amended and restated, or increases the limit on the number of shares that may be delivered per type of award, shall be subject to stockholder approval.

FEDERAL INCOME TAX ASPECTS

    The following is a brief summary of the Federal income tax consequences of awards made under the Stock Incentive Plan, as amended and restated, and the Predecessor Plans described below, based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        INCENTIVE STOCK OPTIONS

    No taxable income is realized by the participant upon the grant or exercise of an ISO. If a participant does not sell the stock received upon the exercise of an ISO ("ISO Shares") for at least two years from the date of grant and one year from the date of exercise, any gain or loss realized upon the subsequent sale of such ISO Shares will be taxed as long-term capital gain or loss. In such circumstances, no deduction with respect to the ISO Shares will be allowed to the Company for Federal income tax purposes.

    If ISO Shares are disposed of prior to the expiration of the holding periods described above, the participant generally will realize ordinary income at the time of such disposition equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the ISO will generally be taxed as a nonqualified stock option. Special rules apply in the event all or a portion of the exercise price is paid in already owned shares of Class A Common Stock.

        NONQUALIFIED STOCK OPTIONS

    No income is realized by the participant at the time a nonqualified stock option is granted. Generally upon exercise of a nonqualified stock option, the participant will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. The rate of tax payable on capital gains also varies depending on the length of time the shares are held. Special rules apply in the event all or a portion of the exercise price is paid in already owned shares of Class A Common Stock.

        STOCK APPRECIATION RIGHTS

    No income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under Nonqualified Stock Options.

        RESTRICTED STOCK AND PERFORMANCE SHARES

    A participant receiving restricted stock or performance shares generally will recognize ordinary income in the amount of the fair market value of the restricted stock or performance shares at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Company will be entitled to a deduction at same time and in same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale of such shares generally begins when the restriction period expires, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

    However, a participant may elect under Section 83(b) of the Code, within 30 days of the grant of the restricted stock or performance shares, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock or performance shares (determined without regard to the restrictions) over any consideration paid by the participant for the restricted stock or performance shares, as applicable. By reason of such an election, the participant's holding period will commence on the date of grant and the participant's tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a capital loss for tax purposes in an amount equal to the excess of the consideration paid for the forfeited shares over the amount, if any, realized by the participant upon the forfeiture of the shares.

        DEFERRED STOCK UNITS

    A participant receiving a deferred stock unit award will not have taxable income when the deferred stock units or the Dividend Equivalents are credited to the participant's account. The participant will recognize ordinary income equal to the fair market value of the shares of Class A Common Stock delivered (or the amount of cash paid in lieu of such shares) plus the amount of cash and the fair market value of any property credited to the participant's account as Dividend Equivalents when the shares and/or cash are delivered or paid in accordance with the Stock Incentive Plan, as amended and restated. The participant will also recognize ordinary income to the extent he receives current payments of Dividend Equivalents in respect of his deferred stock units when the Company pays a dividend on Class A Common Stock. The Company will generally be entitled to a deduction for the year and to the extent the participant has ordinary income.

             INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

    The independent certified public accounting firm of Coopers & Lybrand, L.L.P. has audited the Company's accounts for the fiscal year ended December 31, 1997. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the meeting, and will have an opportunity to make a statement and to respond to appropriate questions. The Board of Directors expects to select an independent certified public accounting firm for the 1998 fiscal year at its April meeting.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    If a holder of the Company's Class A Common Stock wishes to present a proposal for consideration at next year's annual meeting, any such proposal must be received at the Company's offices at One Lexmark Centre Drive, Lexington, Kentucky 40550, Attention: Corporate Secretary, on or before November 27, 1998. In addition, the Company's By-Laws provide that in order for any stockholder to nominate a director or propose to transact any corporate business at an annual meeting of stockholders, the stockholder must have given written notice, by certified mail, to the Secretary of the Company which must be received by the Secretary of the Company not less than 60 days prior to the meeting. (If less than 60 days advance notice of the meeting is given, then such notice must be received by the close of business on the seventh day following the date the notice of meeting was mailed.)

                          ATTENDANCE AT ANNUAL MEETING

    The 1998 Annual Meeting of Stockholders will be held at 10:00 a.m. on April 30, 1998 at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

    Admission to the meeting is limited to stockholders of the Company or their designated representatives. One admission ticket to the meeting is attached to each proxy used. If you intend to attend the meeting, please detach and retain the admission ticket and check the "I plan to attend the meeting" box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

                                 OTHER MATTERS

    The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

    THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS). COPIES OF ANY EXHIBITS THERETO ALSO WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE DUPLICATING CHARGE. REQUESTS IN WRITING FOR COPIES OF ANY SUCH MATERIALS SHOULD BE DIRECTED TO INVESTOR RELATIONS, LEXMARK INTERNATIONAL GROUP, INC., ONE LEXMARK CENTRE DRIVE, LEXINGTON, KENTUCKY 40550.

                                                   /S/ VINCENT J. COLE

                                                     VINCENT J. COLE
                                                        SECRETARY

March 26, 1998

                                                                       EXHIBIT A

                       LEXMARK INTERNATIONAL GROUP, INC.
                              STOCK INCENTIVE PLAN
                (Amended and Restated Effective April 30, 1998)

                                   SECTION 1.

                                    PURPOSE

    The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                                   SECTION 2.

                                  DEFINITIONS

    2.1. DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

        (a) "Act" means the Securities Exchange Act of 1934, as amended.

        (b) "Adjustment Event" shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

        (c) "Award Agreement" means the agreement, certificate or other instrument evidencing the grant of any Incentive Award under the Plan.

        (d) "Board" means the Board of Directors of the Company.

        (e) "Cause", with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award or, if there is no such meaning assigned, shall mean (I) the willful failure by the Participant to perform substantially his duties as an employee of the Company or any Subsidiary (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (II) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (III) the Participant's having been convicted of, or entered a plea of NOLO CONTENDERE to, a crime that constitutes a felony or (IV) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

        (f) "Change in Control" shall mean the occurrence of any of the following events:

           (i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the "Incumbent Directors"); provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director;

           (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

           (iii) the stockholders of the Company shall approve a definitive agreement (X) for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradeable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of 30% or more of the securities of the surviving entity or (Y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

        (g) "Change in Control Price" shall mean the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which such Change in Control occurs.

        (h) "Code" means the Internal Revenue Code of 1986, as amended.

        (i) "Committee" means (i) the Compensation and Pension Committee of the Board, unless Section16 under the Act requires the approval of a committee of the Board that is composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3(b)(3) as promulgated under the Act) in which case "Committee" shall mean such committee or (ii) the Board itself.

        (j) "Common Stock" means the Class A common stock of the Company, par value $0.01 per share, or such other shares or kind of securities as determined by the Board.

        (k) "Company" means Lexmark International Group, Inc., a Delaware corporation, and any successor thereto.

        (l) "Deferred Stock Unit" means a Participant's right to receive pursuant to the Plan one share of Common Stock, or, if provided by the Committee, cash equal to the Fair Market Value of a share of Common Stock, at the end of a specified period of time.

        (m) "Disability", with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a physical or mental disability or infirmity of a Participant, as defined in any disability plan sponsored by the Company or any Subsidiary which employs such Participant, or, if no such plan is sponsored by such Participant's employer, the Lexmark Medical Disability Income Plan.

        (n) "Employee" means any employee of the Company or any of its Subsidiaries.

        (o) "Fair Market Value" means, as of any date of determination, the closing price of a share of Common Stock on a national securities exchange on that day, as reported for such day in the Wall Street Journal, or the last bid price for a share of Common Stock on such immediately preceding day, as reported on a nationally recognized system of price quotation. In the event that there are no Common Stock transactions reported on such exchange or system on such day, Fair Market Value shall mean the closing price or the last bid price, whichever is applicable, on the immediately preceding day on which Common Stock transactions were so reported.

        (p) "Incentive Award" means any award under the Plan of an Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Unit. Each of these awards may be granted alone or together with other awards under the Plan and/or cash awards outside the Plan.

        (q) "Option" means the right to purchase a stated number of shares of Common Stock at a stated price (as specified in Section 6.2 hereof) for a specified period of time. For purposes of the Plan, an Option may be either
    (i) an "Incentive Stock Option" within the meaning of section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a "Non-Qualified Stock Option").

        (r) "Participant" means any Employee designated by the Committee to receive an Incentive Award under the Plan.

        (s) "Plan" means the Lexmark International Group, Inc. Stock Incentive Plan, as set forth herein and as the same may be amended from time to time.

        (t) "Predecessor Plans" means the Lexmark Holding, Inc. Stock Option Plan for Executives and Senior Officers, the Lexmark Holding, Inc. Stock Option Plan for Senior Managers, the Lexmark Holding, Inc. Employee Stock Option Plan and the 1995-1997 Long Term Incentive Plan.

        (u) "Qualifying Common Stock" means shares of Common Stock which (i) are not subject to any loan or other obligation or pledged as collateral with respect to any loan or other obligation of the Participant (subject to the consent of the Committee, other than any loan extended to the Participant by the Company or a Subsidiary) and (ii) either (A) have been owned by the Participant for at least six months (or such greater or lesser period as the Committee shall determine) or (B) were purchased by the Participant on a national securities exchange or nationally recognized over-the-counter market.

        (v) "Restriction Period" means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 7 of the Plan and any applicable Award Agreement, provided that such period shall not be less than three years.

        (w) "Restricted Stock" means Common Stock or units with respect to Common Stock awarded to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 7 of the Plan.

        (x) "Retirement", with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a Participant's retirement at or after normal retirement age under the terms of the retirement plan sponsored by the Company or any Subsidiary which employs such Participant.

        (y) "Stock Appreciation Right" means the right to receive a payment from the Company, in cash, Common Stock or a combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over a specified price fixed by the Committee (as specified in Section 6.7(c) hereof).

        (z) "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any other entity in which the Company has a significant equity interest, as determined by the Committee.

    2.2. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3.

                         ELIGIBILITY AND PARTICIPATION

    Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.

                                   SECTION 4.

                                 ADMINISTRATION

    4.1. POWER TO GRANT AND ESTABLISH TERMS OF AWARDS. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Incentive Awards shall be granted and the terms and conditions of such Incentive Awards, including but not limited to the number of shares of Common Stock to be covered by each Incentive Award; the time or times at which Incentive Awards may be exercised, paid or transferred, as the case may be; whether Options shall be designated as Incentive Stock Options or Non-Qualified Stock Options; the form and manner of payment of any amount due from a Participant (or his beneficiary or permitted transferee, if applicable) in connection with any Incentive Award; whether any Reload Option (as defined in Section 6.6) will be granted to any Participant pursuant to Section 6.6; whether any restriction (including any provision as to vesting, exercisability, payment or transferability) shall be modified or waived, in whole or in part, after the date of grant of the Incentive Award; the rights of a Participant (or his beneficiary or permitted transferee) with respect to any Incentive Award following the Participant's termination of employment; whether amounts payable by the Company in respect of any Incentive Award shall be paid in Common Stock, cash or any combination thereof; whether and to what extent any Incentive Award may be transferred by the Participant; and the terms, provisions and conditions to be included in any Incentive Award Agreement.

    The officers of the Company may suggest to the Committee the Participants who should receive Incentive Awards under the Plan. In accordance with the terms of the Plan, the terms and conditions of each Incentive Award shall be determined by the Committee at the time of grant, and such terms and conditions may be subsequently changed by the Committee, in its discretion, provided that no such change may be effected which would adversely affect a Participant's rights with respect to an Incentive Award then outstanding, without the consent of such Participant. The Committee may establish different terms and conditions for different Participants receiving Incentive Awards and for the same Participant for each Incentive Award such Participant may receive, whether or not granted at different times. The grant of any Incentive Award to any Employee shall not entitle such Employee to the grant of any other Incentive Awards. Notwithstanding anything else contained in the Plan to the contrary, the Committee may delegate, subject to such terms and conditions as it shall determine, to any officer of the Company or to a committee of officers of the Company, the authority to grant Incentive Awards (and to make any and all determinations related thereto) to Participants who are not, and are not expected to become, subject to the reporting requirements of Section 16(a) of the Act and whose compensation will not be subject to the limitations on the deductibility thereof by the Company or its Subsidiaries pursuant to Section 162(m) of the Code.

    4.2. ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. Any Incentive Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its discretion. The Committee, by majority action thereof, has discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret and apply the provisions of the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company or to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes.

    4.3. DISCRETIONARY AUTHORITY OF COMMITTEE. All of the powers and authority conferred upon the Committee pursuant to any term of the Plan shall be exercised by the Committee, in its discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                                   SECTION 5.

                             STOCK SUBJECT TO PLAN

    5.1. NUMBER. Subject to the provisions of Section 5.3, the number of shares of Common Stock that may be delivered under the Plan may not exceed 7,380,000, plus any shares that become available for grant pursuant to Section 5.2. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company.

    5.2. CANCELED, TERMINATED, OR FORFEITED AWARDS. Any shares of Common Stock subject to any portion of an Incentive Award and any shares of Common Stock subject to any option or award granted under a Predecessor Plan which, in any such case and for any reason, expires, or is canceled, terminated or otherwise settled, without the issuance of such shares of Common Stock, including shares covered by an Incentive Award used to satisfy tax withholding requirements on behalf of a Participant as provided for in Section 11.4, shall again be available for award under the Plan. Shares of Common Stock that are delivered to the Company, either actually or by attestation, in payment of the exercise price for any Option granted under the Plan or under a Predecessor Plan will also be available for future grants under the Plan.

    5.3. ADJUSTMENT IN CAPITALIZATION. The aggregate number of shares of Common Stock available for Incentive Awards, under Section 5.1, or subject to outstanding Incentive Awards, and the respective prices and/or vesting criteria applicable to outstanding Incentive Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Incentive Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Incentive Award would have been entitled to receive in connection with such event.

    Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any Incentive Award granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 7.4, Section 8.3 or as otherwise provided by the Committee at or after the date any such award is made, be subject to the same terms and conditions, including vesting and restrictions on exercisability or transfer, as are applicable to the Incentive Award with respect to which such shares, cash or other property is received, and any Award Agreement and stock certificate(s) representing or evidencing any shares of stock or other property so received shall so provide and be legended as appropriate.

                                   SECTION 6.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    6.1. GRANT OF OPTIONS. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (I) Incentive Stock Options and (II) Non-Qualified Stock Options, except that no Incentive Stock Option may be granted to any Employee of a Subsidiary which is not a corporation. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant, provided that, in no event shall the number of shares of Common Stock subject to all Options granted to any Participant under the Plan for the five-year period from April 30, 1998 through April 30, 2003 exceed 1,500,000 shares (adjusted pursuant to Section 5.3 if an Adjustment Event shall occur). Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

    6.2. OPTION PRICE. Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted, except that if a Non-Qualified Stock Option is granted retroactively in tandem with or in substitution for a Stock Appreciation Rights grant, the designated Fair Market Value for purposes of establishing the exercise price for such option may be the Fair Market Value on the date the Stock Appreciation Rights were granted.

    6.3. EXERCISE OF OPTIONS. Options awarded to a Participant under the Plan shall be exercisable at such time or times and subject to such restrictions or other conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee shall determine either at or after the date of grant of such Options, subject to the Committee's right to accelerate or waive any conditions to the exercisability of any Option granted under the Plan. To the extent not specified otherwise by the Committee, Options will become exercisable in three installments as follows, subject to the Participant's continued employment until the applicable date:

  PERCENTAGE OF                                                               ANNIVERSARY
GRANT EXERCISABLE                                                          OF DATE OF GRANT
-----------------------------------------------------------------------  ---------------------
60%....................................................................  Third anniversary
80%....................................................................  Fourth anniversary
100%...................................................................  Fifth anniversary

Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. Notwithstanding the foregoing, except as provided in
Section 6.8, no Option shall be exercisable for more than 10 years after the date on which it is granted.

    6.4. PAYMENT. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full at the time of exercise (I) in cash or cash equivalents, (II) in the discretion of the Committee, in shares of Qualifying Common Stock having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and Qualifying Common Stock or
(III) in accordance with such other procedures or in such other form as the Committee shall from time to time determine. As soon as practicable after receipt of a written exercise notice and payment of the exercise price in accordance with this Section 6.4, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant's ownership of the shares of Common Stock so acquired.

    6.5. INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded Incentive Stock Options under Section 421 of the Code.

    6.6. RELOAD OPTIONS. If provided by the Committee at or after the date of grant, a Participant (or, if applicable, his permitted transferee) who delivers shares of Common Stock that have been owned by such Participant (or permitted transferee) for any minimum period of time specified by the Committee to exercise an Option or an option granted under a Predecessor Plan, will automatically be granted new Options ("Reload Options") for a number of shares of Common Stock equal to the number of shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except (I) that the exercise price shall be equal to the Fair Market Value of a share of Common Stock on the date such Reload Option is granted and (II) such Reload Option shall not be exercisable prior to the six month anniversary of the date of grant and, thereafter, shall be exercisable in full.

    6.7. STOCK APPRECIATION RIGHTS.

    (a) Stock Appreciation Rights may be granted to Participants at such time or times and with respect to such number of shares of Common Stock as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may impose, provided that no Participant may receive Stock Appreciation Rights under the Plan covering shares of Common Stock in excess of 1,500,000 (adjusted pursuant to Section 5.3 if an Adjustment Event shall occur) during the five-year period April 30, 1998 through April 30, 2003. Each grant of an Incentive Award of Stock Appreciation Rights shall be evidenced by an Award Agreement.

    (b) Stock Appreciation Rights may be exercised at such time or times and subject to such conditions, including the performance of a minimum period of service, the satisfaction of performance goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the date of grant. Stock Appreciation Rights which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Act or any successor rule.

    (c) Subject to the provisions of Section 11.4 of the Plan, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in cash, Common Stock or in a combination of cash and Common Stock, as determined by the Committee, of an amount determined by multiplying:

        (i) any increase in the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant of such Right, by

        (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

    6.8. EXERCISABILITY FOLLOWING TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant's employment with the Company and the Subsidiaries terminates by reason of Retirement, Disability, death or special termination with the consent of the Company, all Options and Stock Appreciation Rights then held by such Participant that are exercisable at the date of such termination of employment shall thereafter remain exercisable by the Participant or, if applicable, the Participant's beneficiary, for a period of one year from the date of termination, but in no event later than the expiration of the stated term of the Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent provided by the Committee at or after the date of grant, in the event of a Participant's termination of employment due to death or Disability, all such Options and Stock Appreciation Rights shall remain exercisable for a minimum period of one year, without regard to the stated term of the Option or Stock Appreciation Right. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant's employment with the Company and the Subsidiaries terminates for any reason other than Retirement, Disability, death or by the Company for Cause, all Options and Stock Appreciation Rights then held by such Participant that are then exercisable shall remain exercisable for the 90 day period immediately following such termination of employment or until the expiration of the term of such Option or Stock Appreciation Right, whichever period is shorter. Unless otherwise determined by the Committee at or after the date of grant, in the event of a Participant's termination of employment with the Company and the Subsidiaries by the Company for Cause, all Options and Stock Appreciation Rights then held by such Participant shall immediately terminate and be canceled, in full, on the date of such termination of employment. All Options that are not exercisable following a Participant's termination of employment shall immediately terminate and be canceled on the date of such termination of employment and all other Options shall terminate and be canceled on the date the period for exercise has expired to the extent not exercised prior to such date.

    6.9. COMMITTEE DISCRETION. Notwithstanding anything else contained in this
Section 6 to the contrary, the Committee may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right granted under the Plan and may permit all or any portion of any such Option or Stock Appreciation Right to be exercised following a Participant's termination of employment for any reason on such terms and subject to such conditions as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options (except as provided in Section 6.8 in the case of termination due to death or Disability).

                                   SECTION 7.

                                RESTRICTED STOCK

    7.1. GRANT OF RESTRICTED STOCK. The Committee may grant Incentive Awards of Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine; provided that in no event shall the number of shares of Common Stock subject to Incentive Awards of Restricted Stock exceed 500,000 (adjusted pursuant to Section 5.3 if an Adjustment Event shall occur) in the aggregate for all Participants during the five-year period from April 30, 1998 through April 30, 2003, and 100,000 (adjusted pursuant to Section 5.3 if an Adjustment Event shall occur) in the aggregate for any individual Participant during such five-year period. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, and, as a condition to the grant of any Incentive Award of shares of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Incentive Award. Each grant of Restricted Stock shall be evidenced by an Incentive Award Agreement.

    7.2. PAYMENT. Upon the expiration or termination of the Restriction Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the Company shall cancel and direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant's ownership of such number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions, other than any imposed by applicable law. Upon request, the Company shall deliver to the Participant a stock certificate registered in such Participant's name and representing the number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions except any that may be imposed by law. To the extent provided by the Committee, in its discretion, in lieu of delivering shares of Common Stock, the Company may make a cash payment in full or partial satisfaction of any Incentive Award of Restricted Stock equal to the Fair Market Value, on the date the applicable restrictions lapse, of the number of shares or units of Restricted Stock with respect to which such restrictions have lapsed. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock and/or cash, except as otherwise provided in Section 11.4 of the Plan. Subject to Section 7.6, at or after the date of grant, the Committee may accelerate the vesting of any award of Restricted Stock or waive any conditions to the vesting of any such award.

    7.3. RESTRICTION PERIOD; RESTRICTIONS ON TRANSFERABILITY DURING RESTRICTION PERIOD. Unless otherwise determined by the Committee at or after the date of grant, the Restriction Period applicable to any award of Restricted Stock shall lapse, and such shares of Restricted Stock shall become freely transferable, on the earlier of (I) the Participant's 60th birthday or (II) the date of the Participant's termination of employment with the Company and the Subsidiaries due to Retirement, death or Disability, subject in any such case to the Participant's continuous employment with the Company or a Subsidiary through such date. Except as provided in Section 11.1, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such time as the Restriction Period applicable thereto shall have lapsed upon the satisfaction of such conditions, including without limitation, the completion of a minimum period of service, the satisfaction of performance goals or the occurrence of such event or events, as shall be determined by the Committee either at or after the time of grant.

    7.4. RIGHTS AS A STOCKHOLDER. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid.

    7.5. LEGEND. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restriction Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

       "The shares of stock represented by this certificate are subject to the terms and conditions contained in the Lexmark International Group, Inc. Stock Incentive Plan, as amended and restated, and the Incentive Award
       Agreement, dated as of       , between the Company and the Participant,
       and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Article
       of the Plan or in such Incentive Award Agreement) until       ."

Upon the lapse of the Restriction Period with respect to any such shares of Restricted Stock, the Company shall, upon the Participant's request, issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

    7.6. PERFORMANCE RELATED AWARDS. Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any award of Restricted Stock, or an award of Common Stock or Restricted Stock made in conjunction with other incentive plans established by the Company, to an officer of the Company or a Subsidiary who is subject to the reporting requirements of Section 16(a) of the Act, other than an award which will vest solely on the basis of the passage of time, shall, to the extent required to ensure that an amount with respect to such award is deductible by the Company or such Subsidiary pursuant to Section 162(m) of the Code, become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a "Performance Award"); provided that in no event shall the number of shares of Common Stock subject to Performance Awards exceed 500,000 (adjusted pursuant to
Section 5.3 if an Adjustment Event shall occur) in the aggregate for all Participants during the five-year period from April 30, 1998 through April 30, 2003, and 100,000 (adjusted pursuant to Section 5.3 if an Adjustment Event shall occur) in the aggregate for any individual Participant during such five-year period. Such performance objectives shall be determined over a measurement period or periods established by the Committee, which period shall not be less than three years, and related to one or more of the following criteria, which may be determined solely by reference to the performance of (i) the Company,
(ii) a Subsidiary, (iii) an affiliate of the Company or (iv) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to other companies: (A) earnings per share; (B) revenues; (C) operating cash flow; (D) operating earnings; (E) working capital; (F) inventory turnover rates; (G) return on capital; (H) return on equity; and (I) shareholder value add (the "Performance Criteria").

                                   SECTION 8.

                              DEFERRED STOCK UNITS

    8.1. DEFERRED STOCK UNIT AWARDS. On fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive compensation ("Deferred Annual Amount") payable by the Company or a Subsidiary and receive in lieu thereof an Incentive Award of a number of Deferred Stock Units (the "Elective Units") equal to the greatest whole number which may be obtained by dividing (X) the amount of the Deferred Annual Amount, by (Y) the Fair Market Value of a share of Common Stock on the date of grant. No shares of Common Stock will be issued at the time an award of Deferred Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Deferred Stock Units awarded to the Participant. Unless the Committee determines otherwise, each Participant who receives an award of Elective Units shall receive an additional award of Deferred Stock Units (the "Supplemental Units") equal to the greatest whole number which may be obtained by dividing (X) 20% (or such other percentage as may be determined by the Committee at the date of grant) of the Deferred Annual Amount, by (Y) the Fair Market Value of a share of Common Stock on the date of grant. The Committee may also grant a Participant an Incentive Award of Deferred Stock Units ("Freestanding Deferred Stock Units") without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him.

    8.2. DIVIDENDS WITH RESPECT TO DEFERRED STOCK UNITS. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Deferred Stock Unit award, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of Deferred Stock Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (X) the value of such Dividend Equivalent on the record date, by (Y) the Fair Market Value of a share of Common Stock on such date.

    8.3. VESTING OF DEFERRED STOCK UNIT AWARDS. The portion of each Deferred Stock Unit award that consists of Elective Units, together with any Dividend Equivalents credited with respect thereto, shall be fully vested at all times. Unless the Committee provides otherwise at or after the date of grant, the portion of each Deferred Stock Unit award that consists of Supplemental Units or Freestanding Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the fifth anniversary of (X) in the case of Supplemental Units, the date the corresponding Deferred Annual Amount would have been paid absent the Participant's election to defer and (Y) in the case of Freestanding Deferred Stock Units, the fifth anniversary of the date of grant of such Units, provided the Participant remains in the continuous employ of the Company or a Subsidiary through such applicable date. Notwithstanding the foregoing, the Committee may accelerate the vesting of any Deferred Stock Unit award at or after the date of grant.

    8.4. RIGHTS AS A STOCKHOLDER. A Participant shall not have any right in respect of Deferred Stock Units awarded pursuant to the Plan to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary.

    8.5. SETTLEMENT OF DEFERRED STOCK UNITS. Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive one share of Common Stock for each Elective Unit (and related Dividend Equivalents) as of the earlier of (X) the fifth anniversary of the date of grant and (Y) the date of such Participant's termination of employment due to Retirement, death or Disability (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive one share of Common Stock for each Supplemental Unit and/or Freestanding Deferred Stock Unit (and related Dividend Equivalents) that shall have become vested on or prior to the date of such Participant's termination of employment with the Company and the Subsidiaries, other than any such termination for Cause, on (X) in the case of the Participant's termination of employment due to Retirement, death or Disability, the date of such termination of employment and
(Y) in the case of any other termination of the Participant's employment, on the later of (I) the Participant's 60th birthday and (II) the date of such termination of employment (or, in any such case, on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). In the event of the termination of a Participant's employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any Supplemental Units and Freestanding Deferred Stock Units (and Related Dividend Equivalents) credited to his account. The Committee may provide in the Award Agreement applicable to any Incentive Award of Deferred Stock Units that, in lieu of issuing shares of Common Stock in settlement of the vested portion of such Deferred Stock Unit, the Committee may direct the Company to pay to the Participant the cash balance of such Deferred Stock Units.

                                   SECTION 9.

                               CHANGE IN CONTROL

    9.1.  ACCELERATED VESTING AND PAYMENT.  Subject to the provisions of Section
9.2 below, in the event of a Change in Control, (i) each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable (except that the Change in Control Price shall not apply to Stock Appreciation Rights granted in tandem with Incentive Stock Options), (ii) the Restriction Period applicable to all shares of Restricted Stock shall expire and all such shares shall become nonforfeitable and immediately transferable and (iii) all Deferred Stock Units shall become fully vested and the shares of Common Stock with respect thereto shall be immediately payable.

    9.2. ALTERNATIVE AWARDS. Notwithstanding Section 9.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Incentive Award or any class of

Incentive Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Incentive Award or class of Incentive Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

        (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

        (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Incentive Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

       (iii) have substantially equivalent economic value to such Incentive Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after the Change in Control); and

        (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location a material distance farther away from the Participant's home, in each case, without the Participant's prior written consent.

                                  SECTION 10.

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

    The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided, however, that any amendment which would (I) increase the number of shares available for issuance under Sections 5.1, 6.1, 6.7, 7.1 and 7.6, (II) lower the minimum exercise price for Options and Stock Appreciation Rights or (III) materially modify the requirements for eligibility to participate in the Plan, shall be subject to the approval of the Company's stockholders. No action of the Board may, without the consent of a Participant, alter or impair such Participant's rights under any previously granted Incentive Award.

                                  SECTION 11.

                            MISCELLANEOUS PROVISIONS

    11.1. NONTRANSFERABILITY OF AWARDS. Unless the Board, the Committee or the Company's Vice President, Human Resources and Vice President and General Counsel shall permit an Incentive Award to be transferred by a Participant to a Participant's family member for estate planning purposes or to a trust, partnership, corporation or other entity established by the Participant for estate planning purposes, on such terms and conditions as the Board, the Committee or such officers may specify, no Incentive Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Incentive Award granted to a Participant under the Plan shall be exercisable by the tranferee only for as long as they could have been exercisable by such Participant. If any Incentive Award is transferred to a family member, trust, partnership, corporation or other entity as contemplated by the first sentence hereof, all references herein and in the applicable Award Agreement to the Participant shall be deemed to refer to such permitted transfereee, other than any such references with respect to the personal status of the Participant.

    11.2. BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Incentive Awards outstanding at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

    11.3. NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Incentive Awards under the Plan.

    11.4. TAX WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount determined by the Company, in its discretion, to be sufficient to satisfy all Federal, state and local withholding tax requirements in respect of any Incentive Award, and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Committee may permit or require a Participant to satisfy his tax withholding obligation hereunder in such other manner, subject to such conditions, as the Committee shall determine, including, without limitation, (I) to have Common Stock otherwise issuable or deliverable under the Plan withheld by the Company or (II) to deliver to the Company previously acquired shares of Common Stock that have been owned by the Participant for at least six months, in each case, having a Fair Market Value sufficient to satisfy all or part of the Participant's Federal, state and local withholding tax obligation.

    11.5. INDEMNIFICATION. Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or by-laws, by contract, as a matter of law or otherwise.

    11.6. NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

    11.7. REQUIREMENTS OF LAW. The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be appropriate or required, as determined by the Committee.

    11.8. GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

    11.9. NO IMPACT ON BENEFITS. Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan, except to the extent provided in any such plan.

    11.10 SECURITIES LAW COMPLIANCE. Instruments evidencing Incentive Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Incentive Award is granted or when he receives shares with respect to such Award (or at such other times as the Committee deems appropriate) that he is accepting such Incentive Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant or pursuant to a transfer permitted by Section 11.1. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with applicable securities laws.

    11.11 NO RIGHT TO PARTICULAR ASSETS. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

    11.12 NOTICES. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

    11.13 SEVERABILITY OF PROVISIONS. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

    11.14 INCAPACITY. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

    11.15 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

    11.16 DEFERRAL OF AWARDS. Notwithstanding any provision contained herein to the contrary, the transfer of earned Incentive Awards and Performance Awards to a Participant may be deferred by a Participant in accordance with such procedures and upon such terms and conditions as may be established by the Committee.

    11.17. COMPLIANCE WITH SECTION 162(M). Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Incentive Award made hereunder to an officer who is subject to the reporting requirements of Section 16(a) of the Act is intended to qualify as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, and the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such award if, and to the extent that, the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LEXMARK
                           INTERNATIONAL GROUP, INC.
The undersigned hereby appoints Marvin L. Mann, Paul J. Curlander and Vincent J. Cole attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Lexmark International Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 30, 1998 or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE TO SERVE AS A DIRECTOR AND "FOR" PROPOSAL 2. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. IF ANY OTHER BUSINESS SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER.

                          (CONTINUED ON REVERSE SIDE)
                              FOLD AND DETACH HERE

IF YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE BE SURE TO CHECK THE "I PLAN TO ATTEND THE MEETING" BOX ON THE REVERSE SIDE OF THE PROXY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE    Please mark   [X]
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF   your votes
NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS       as indicated
PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR      in this
PROPOSAL 2 AND OTHERWISE IN ACCORDANCE WITH THE BEST        example
JUDGMENT OF THE PROXY HOLDER.

                        I PLAN TO ATTEND THE MEETING / /

 1. ELECTION OF DIRECTORS-TERMS TO EXPIRE 2001 (Frank T. Cary, Paul J. Curlander and Martin D. Walker).

     FOR all nominees      WITHHOLD AUTHORITY    (INSTRUCTION: To withhold
     listed above (except  to vote for all nom-  authority to vote for any
     as marked to the      inees listed          individual nominee, write the
     contrary) / /         above) / /            nominee's name on the line
                                                 provided below.)
                      ----------------------------------

 2.  APPROVAL OF THE STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED.
     FOR / /      AGAINST / /      ABSTAIN / /

 3.  In their discretion upon such other  Please sign exactly as name appears
     business as may properly come        hereon. When shares are held by joint
     before the meeting or any adjourn-   tenants, both should sign. When
     ment or postponement thereof.        signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.
                                          Dated:            , 1998
                                          (Signature)
                                          (Signature if held jointly)
                                          PLEASE SIGN, DATE, AND RETURN THE
                                          PROXY CARD PROMPTLY USING THE
                                          ENCLOSED ENVELOPE

                              FOLD AND DETACH HERE
                                ADMISSION TICKET
                               ANNUAL MEETING OF
                                  STOCKHOLDERS
                       LEXMARK INTERNATIONAL GROUP, INC.
                                 APRIL 30, 1998
                                   10:00 A.M.
                         THE RENAISSANCE WAVERLY HOTEL
                             2450 GALLERIA PARKWAY
                             ATLANTA, GEORGIA 30339